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                                                                    Exhibit 10.2

                                    AGREEMENT


                                     BETWEEN


                             LIDO CASINO RESORT, LLC


                                       AND


                             GGP LIMITED PARTNERSHIP

                           DATED: AS OF APRIL 12, 2004



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                                TABLE OF CONTENTS


                                                                                             PAGE
                                                                                            ------
ARTICLE 1 CERTAIN DEFINITIONS...................................................................2

ARTICLE 2 DESIGN OF MALL IMPROVEMENTS..........................................................10

ARTICLE 3 CONSTRUCTION OF MALL IMPROVEMENTS....................................................14

ARTICLE 4 DESIGN OF BUILD-OUT OF PHASE II MALL.................................................22

ARTICLE 5 CONSTRUCTION OF BUILD-OUT............................................................23

ARTICLE 6 ACCESS TO PHASE II LAND; RELATED MATTERS.............................................26

ARTICLE 7 TIMING FOR DESIGN AND CONSTRUCTION...................................................27

ARTICLE 8 AMENDED REA AND COREA................................................................29

ARTICLE 9 CONSULTATION; DISPUTE RESOLUTION.....................................................30

ARTICLE 10 MALL II BUYER CONDITIONS............................................................33

ARTICLE 11 DEVELOPER CONDITIONS................................................................35

ARTICLE 12 WAIVER OF CONDITIONS................................................................36

ARTICLE 13 CLOSING.............................................................................37

ARTICLE 14 CLOSING DELIVERIES; RELATED MATTERS.................................................37

ARTICLE 15 REPRESENTATIONS AND WARRANTIES  OF DEVELOPER; CERTAIN AGREEMENTS....................39

ARTICLE 16 REPRESENTATIONS AND WARRANTIES OF MALL II BUYER; CERTAIN AGREEMENTS.................46

ARTICLE 17 TRANSACTION EXPENSES; TITLE INSURANCE...............................................49

ARTICLE 18 DAMAGE OR DESTRUCTION; CONDEMNATION.................................................50

ARTICLE 19 REMOVAL OF TITLE DEFECTS............................................................51

ARTICLE 20 CLOSING AND OTHER PAYMENTS..........................................................52

ARTICLE 21 PRE-CLOSING REMEDIES................................................................56

ARTICLE 22 POST-CLOSING REMEDIES...............................................................58

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                                       ii

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
ARTICLE 23 NOTICES.............................................................................58

ARTICLE 24 MISCELLANEOUS.......................................................................59

SCHEDULES AND EXHIBITS

Schedule "1"        -      Phase II Land
Schedule "2"        -      Leasehold Airspace
Schedule "3"        -      Phase IA Airspace
Schedule "4"        -      Continuing Service Contracts
Schedule "5"        -      Permitted Encumbrances
Schedule "6"        -      Consents and Exceptions to Representations of the Parties
Schedule "7"        -      Miscellaneous Closing Deliveries
Schedule "8"        -      Authorized Representatives; Notice Addresses
Schedule "9"        -      Construction Safety & Health Manual
Schedule "10"       -      Organizational Representations of Developer and Mall II Buyer
Schedule "11"       -      Definition of Substantial Completion
Schedule "12"       -      REA
Schedule "13"       -      Mall II Buyer Legal Rates
Schedule "14"       -      Tenant Handbook
Schedule "15"       -      Cost Sharing Allocations
Schedule "16"       -      Master Lease Agreement
Schedule "17"       -      Intentionally Omitted
Schedule "18"       -      Leases
Schedule "19"       -      Gaming Provisions for Leases
Schedule "20"       -      Work Continuation Agreement

Exhibit A           -      Standards Document, attaching Leasing Plans and Character Sketches
Exhibit B           -      Developer's Representation Certificate


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                                      iii

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                             INDEX OF DEFINED TERMS

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

TERM                                                                                               SECTION
----                                                                                               -------

Adjustment Payment....................................................................................20.2
Affiliate..............................................................................................1.1
Agreement..............................................................................................1.1
Amended REA............................................................................................8.1
amended................................................................................................1.2
amendment..............................................................................................1.2
Anticipated Completion Date............................................................................3.8
As-Built Floor Area....................................................................................2.3
Assignment............................................................................................14.1
at Developer's expense.................................................................................1.2
at Mall II Buyer's expense.............................................................................1.2
Authorized Representative..............................................................................1.1
Back-Of-House Areas..................................................................................Ex. A
Basket...............................................................................................15.12
Building...............................................................................................1.1
Build-Out..............................................................................................1.1
Build-Out Notice.......................................................................................3.7
Build-Out Work.........................................................................................1.1
Business Day...........................................................................................1.1
Buyer Delay............................................................................................1.1
Buyer Liquidated Damages Amount........................................................................7.1
Buyer's Proposed Final Checklist.......................................................................3.8
by hand.................................................................................................23
C of O.................................................................................................3.7
Cap..................................................................................................15.12
Cap Rate..............................................................................................20.2
Casino Shops..............................................................................WHEREAS Clause E
CE Warranty Work.......................................................................................3.4
Character Sketches...................................................................................Ex. A
Close-Out..............................................................................................3.4
Closing................................................................................................1.1
Closing Date..........................................................................................13.1
Closing Instruments....................................................................................1.1
Closing Payment.......................................................................................20.2
Common Area..........................................................................................Ex. A
Common Area Plans......................................................................................2.1
Common Elements........................................................................................1.1
Competitor.............................................................................................1.1
Condemnation..........................................................................................18.1
Construction Delay.....................................................................................1.1
Construction Safety & Health Manual....................................................................5.4
Consultant.............................................................................................1.1
Contractor Warranty....................................................................................3.4


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
Control................................................................................................1.1
COREA..................................................................................................8.2
CPI................................................................................................Sch. 15
CPI Adjustment.....................................................................................Sch. 15
CPI Increase.......................................................................................Sch. 15
day....................................................................................................1.2
Defective Work.........................................................................................3.4
delay..................................................................................................1.2
Demising Walls.........................................................................................2.2
Developer.........................................................................................Preamble
Developer Delay........................................................................................1.1
Developer Indemnitees..................................................................................5.2
Developer Liquidated Damages Amount...................................................................21.2
Developer's Architect..................................................................................1.1
Developer's Representation Certificate...............................................................15.12
Developer's Warranty...................................................................................3.4
Development............................................................................................1.1
Direct Costs...........................................................................................5.4
Disputing Parties......................................................................................9.2
Earn-Out Date.........................................................................................20.2
Earn-Out Payment......................................................................................20.2
Encumbrance............................................................................................1.1
Exceptions Notice......................................................................................3.8
Exclusive Mall Equipment...............................................................................1.1
Fee Mall Space.........................................................................................1.1
Fees and Costs.........................................................................................1.1
Field Changes..........................................................................................3.3
Final Construction Drawings and Specs..................................................................2.1
Final Date............................................................................................20.3
Final Demising Wall Plan...............................................................................2.2
First-Class............................................................................................1.1
Floor Area ............................................................................................1.1
Force Majeure..........................................................................................1.1
Gaming Authority.......................................................................................1.1
Gaming Licenses........................................................................................1.1
Government Authorities.................................................................................1.1
H/C I Owner............................................................................................1.1
H/C II Space...........................................................................................1.1
Hazardous Material(s)..................................................................................1.1
Impositions............................................................................................1.1
include................................................................................................1.2
including..............................................................................................1.2
Independent Expert.....................................................................................9.4
Initial Construction Drawings and Specs................................................................2.1
Initial Demising Wall Plan.............................................................................2.2
Initial Plans..........................................................................................2.1

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
Initial Market Disruption Date........................................................................20.2
Inspection Period......................................................................................3.8
Institutional Investor.................................................................................1.1
Interest Rate..........................................................................................1.1
Interim Liquidated Damages.............................................................................7.1
Interim Payment Date(s)...............................................................................20.2
Interim Substantial Completion Notices.................................................................3.8
knowledge............................................................................................15.10
Landlord Build-Out.....................................................................................1.1
Landlord Build-Out Work................................................................................1.1
law....................................................................................................1.2
laws...................................................................................................1.2
Lease..................................................................................................1.1
Leasing Plans........................................................................................Ex. A
Lease Damages..........................................................................................7.1
Leasehold.................................................................................WHEREAS Clause B
Leasehold Airspace........................................................................WHEREAS Clause B
Leasehold Mall Space...................................................................................1.1
Leasing Costs..........................................................................................1.1
Legal Proceeding.......................................................................................1.1
Legal Requirements.....................................................................................1.1
Major Event...........................................................................................18.1
Mall Equipment.........................................................................................1.1
Mall Opening Date......................................................................................7.2
Mall I Buyer...........................................................................................1.1
Mall I Call Price.....................................................................................21.2
Mall I LLC.............................................................................................1.1
Mall II Buyer.....................................................................................Preamble
Mall II Buyer Monthly Statement........................................................................3.2
Mall II Buyer Site Representative......................................................................9.1
Mall II LLC...............................................................................WHEREAS Clause D
Mall II Unit Warranty Work.............................................................................3.4
Mall II Unit...........................................................................................1.1
Mall Improvements......................................................................................1.1
Mall Indemnitees.......................................................................................3.5
Mall Space................................................................................WHEREAS Clause D
Market Disruption Event...............................................................................20.2
Master Lease Agreement....................................................................WHEREAS Clause E
McCarran Passengers...................................................................................20.2
Membership Interests......................................................................WHEREAS Clause G
month..................................................................................................1.2
Mortgage...............................................................................................1.1
No-Offset Clause.......................................................................................3.4
notice.................................................................................................1.2
Open for Business......................................................................................7.2
Opening Date...........................................................................................7.2

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

Outside Substantial Completion Date....................................................................7.1
Palazzo Casino Resort.....................................................................WHEREAS Clause C
party..................................................................................................1.2
Permitted Encumbrances.................................................................................1.1
Person.................................................................................................1.1
Phase I Hotel/Casino...................................................................................1.1
Phase I Mall...........................................................................................1.1
Phase I Mall Sale Agreement............................................................................1.1
Phase IA Airspace......................................................................................1.1
Phase IA Conference Center.............................................................................1.1
Phase II Automobile Parking Area.......................................................................1.1
Phase II Hotel/Casino..................................................................................1.1
Phase II Land.............................................................................WHEREAS Clause A
Phase II Mall Documents................................................................................1.1
Phase II Mall.............................................................................WHEREAS Clause E
Projected Fee Floor Area...............................................................................2.3
Proposed Final Checklist...............................................................................3.8
Projected Leasehold Floor Area.........................................................................2.3
Proposed Lease........................................................................................16.4
Proposed Tenant.......................................................................................16.4
Punch List Items...................................................................................Sch. 11
Punch List Work........................................................................................3.8
REA.......................................................................................WHEREAS Clause J
Recalculated Earn-Out.................................................................................20.3
recorded...............................................................................................1.2
Required Fee Floor Area................................................................................2.3
Required Leasehold Floor Area..........................................................................2.3
Required Mall Improvement Permits .....................................................................1.1
Retail and Restaurant Tenant Areas...................................................................Ex. A
Service Contract.......................................................................................1.1
Shared Mall Expenses...................................................................................8.2
Site Logistics Procedures..............................................................................5.4
SNDA..................................................................................................10.1
Standards Document.....................................................................................2.1
State..................................................................................................1.1
subject to the terms of this Agreement.................................................................1.2
Substantial Completion ............................................................................Sch. 12
Tenant.................................................................................................1.1
Tenant Build-Out.......................................................................................1.1
Tenant Build-Out Work..................................................................................1.1
Tenant Handbook........................................................................................5.1
Tenant Payments.......................................................................................16.3
Tenant Space...........................................................................................1.1
Title Defect..........................................................................................19.1
Title Insurance Commitment.............................................................................1.1
Title Insurer(s).......................................................................................1.1

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

Tsunami...............................................................................................10.1
Unit Owner.............................................................................................1.1
Use and Occupancy......................................................................................1.1
utilities..............................................................................................1.2
utility................................................................................................1.2
Venetian Casino Resort................................................................... WHEREAS Clause J


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                                    AGREEMENT

        This AGREEMENT made as of April 12, 2004 by and between LIDO CASINO RESORT, LLC, a Nevada limited liability company with an office at 3355 Las Vegas Boulevard South, Room 1C, Las Vegas, NV 89109 ("DEVELOPER") and GGP Limited Partnership, a Delaware limited partnership with an address at 110 North Wacker Drive, Chicago, Illinois 60606 ("MALL II BUYER").

                             INTRODUCTORY STATEMENT

        A. WHEREAS, Developer is the owner in fee simple of that certain parcel of land located in the County of Clark, State of Nevada as the same is more particularly described on SCHEDULE "1" attached hereto and made a part hereof (the "PHASE II LAND"); and

        B. WHEREAS, pursuant to that certain Commercial Lease dated as of March 1, 2004, by and between CAP II - Buccaneer, LLC, as landlord, and Developer, as tenant, Developer is the holder of a leasehold interest (the "LEASEHOLD") in and to that certain airspace described on SCHEDULE "2" attached hereto and made a part hereof (the "LEASEHOLD AIRSPACE"); and

        C. WHEREAS, Developer intends to construct and operate a mixed use development on the Phase II Land and within the Leasehold Airspace (such mixed use development, including, without limitation, a hotel, casino, restaurant and retail facility to be located on the Phase II Land and the Phase II Automobile Parking Area, but excluding the Phase IA Airspace, the Phase IA Conference Center and any other buildings and improvements located within the Phase IA Airspace, the "PALAZZO CASINO Resort"); and

        D. WHEREAS, prior to Closing, Developer will assign and convey a portion of the Palazzo Casino Resort consisting of a proposed mall with retail shops and restaurants, together with those certain rights in the Common Elements as are described herein, located in the airspace above the Phase II Land and/or portions of the Leasehold Airspace (the "MALL SPACE") to an entity created for the exclusive purpose of owning the mall to be constructed in the Mall Space and being the lessee under the Master Lease Agreement ("MALL II LLC"); and

        E. WHEREAS, Developer intends to enter into that certain Casino Level Restaurant/Retail Master Lease Agreement by and between Developer and Mall II LLC (the "MASTER LEASE AGREEMENT") in substantially the form attached hereto as SCHEDULE "16" whereby Developer will lease to Mall II LLC certain retail stores in the Phase II Hotel/Casino (the "CASINO SHOPS" and, together with the Mall Space, the "PHASE II MALL"); and

        F. WHEREAS, Developer will design and construct, for the consideration described in Article 20 herein, the Mall Improvements, including the Common Elements and the Demising Walls for Tenant Spaces located in the Phase II

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Mall simultaneously with the construction of the Palazzo Casino Resort pursuant to the terms of this Agreement; and

        G. WHEREAS, upon the Closing Date, as defined herein, Developer will sell and Mall II Buyer will purchase all of the limited liability company interests in Mall II LLC (the "MEMBERSHIP INTERESTS") on the terms and conditions set forth herein; and

        H. WHEREAS, Mall II Buyer and Developer will jointly implement, at Developer's expense, the Build-Out of tenant spaces located in the Phase II Mall, as described below; and

        I. WHEREAS, the Standards Document governing construction of the Mall Improvements is attached hereto as EXHIBIT "A" and made a part hereof, the Phase II Mall is depicted with greater particularity as the shaded areas on the Leasing Plans attached to the Standards Document attached to this Agreement as EXHIBIT "A;" and

        J. WHEREAS, that certain Second Amended and Restated Reciprocal Easement Agreement to be entered into by and among H/C I Owner, Developer, Grand Canal Shops II, LLC and Interface Group-Nevada, Inc. (the "REA") governs certain aspects of the construction of the Palazzo Casino Resort and sets forth the agreements of the parties thereto regarding the operation of the Palazzo Casino Resort and that certain Venetian-themed complex containing a hotel and casino and restaurant and retail space located adjacent to the Palazzo Casino Resort (the "VENETIAN CASINO RESORT") and provides for the further amendment and/or restatement of the REA to set forth additional agreements regarding the admission of Mall II LLC as a party to the REA; and

        K. WHEREAS, The Palazzo Casino Resort and the Phase II Mall are each intended to be First-Class projects of their type and to make optimal use of the Phase II Land and the Leasehold Airspace, which is unique in its location on Las Vegas Boulevard adjacent to the Venetian Casino Resort.

        NOW, THEREFORE, in consideration of the promises and obligations of Developer and Mall II Buyer set forth in this Agreement, subject to the terms of this Agreement and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                               CERTAIN DEFINITIONS

        1.1 The following words and phrases have the following meanings in this
Agreement:

        "Affiliate" when used with respect to a Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. The term "control" (including the

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terms controlling, controlled by and under common control with), as used herein, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through (i) the ownership of fifty percent (50%) or more of the voting rights with respect to such Person, or (ii) ownership in such Person of thirty-three and one-third percent (331/3%) or more of all equity, capital and profits interests.

        "Agreement" means this Agreement and the Exhibits and Schedules attached hereto (or subsequently incorporated herein through amendments hereto), as the same may be otherwise amended from time to time.

        "Authorized Representative" means an Authorized Representative of each party identified on SCHEDULE "8" hereto.

        "Building" means the improvements to be constructed on the Phase II Land and within the Leasehold Airspace, including the Phase II Hotel/Casino and the Phase II Mall.

        "Build-Out" means Tenant Build-Out and Landlord Build-Out.

        "Build-Out Work" means the work of Developer or Tenants, as applicable, necessary to accomplish the Build-Out.

        "Business Day" means any day other than Saturday or Sunday or a federal holiday and/or the day upon which it is observed.

        "Buyer Delay" means any act or omission of Mall II Buyer, any tenant, or their respective employees, agents, contractors or subcontractors in connection with the Build-Out Work on the Phase II Land or otherwise, and/or any delay constituting a Buyer Delay under this Agreement.

        "Closing" means the closing of the assignment of the Membership Interests to Mall II Buyer and the other transactions occurring contemporaneously therewith as contemplated under this Agreement.

        "Closing Instruments" means all instruments, agreements, and documents required to be executed and/or delivered by Developer, Mall II LLC or Mall II Buyer, respectively, at the Closing under this Agreement.

        "Common Elements" means the common areas and facilities of the Palazzo Casino Resort as to which any, all, or some Unit Owners will have access, interest, and/or rights of use pursuant to the Amended REA. The Common Elements include the "Common Areas" and the "Back-of-House Area" described in the Initial Plans.

        "Competitor" shall mean a Person that (i) owns or operates (or is an Affiliate of an entity that owns or operates) a hotel located in Clark County, Nevada or

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Macau, a convention center located in Clark County, Nevada or Macau or any casino and/or (ii) is a union pension fund.

        "Construction Delay" shall mean any delay caused by an act or omission of either party, any tenant, or their respective employees, agents, contractors or subcontractors in connection with the design and construction of the Mall Improvements that is deemed a Construction Delay under this Agreement.

        "Consultant" means an architect, engineer, or other consultant, and/or any of their respective subconsultants, engaged by a Person with respect to the design and construction of the Mall Improvements and/or the Build-Out, or any other portion of the Phase II Land or the Building, as applicable.

        "Control" shall have the meaning ascribed to it in the definition of "Affiliate."

        "Developer Delay" means any act or omission of the Developer or its employees, agents, contractors or subcontractors in connection with construction of the Mall II Improvements on the Phase II Land and/or any other delay constituting a Developer Delay under this Agreement.

        "Developer's Architect" means HKS Inc. of Nevada (or any successor designated by Developer).

        "Development" means the portion of the Building (including the Mall Improvements, the Phase II Hotel/Casino and the Build-Out) proposed to be constructed by Developer on the Phase II Land and Leasehold Airspace.

        "Encumbrance" means a Mortgage, security agreement, security interest, lien, levy, lease, pledge, hypothecation, charge, claim, license, judgment, covenant, easement, and/or any other encumbrance or restriction of any and every kind whatsoever.

        "Exclusive Mall Equipment" means those portions of the Mall Equipment that will be used exclusively by or for the benefit of Mall II LLC and the Phase II Mall and which shall be of a First-Class standard of a similar quality to that equipment installed in the Phase I Mall.

        "Fee Mall Space" means that portion of the Phase II Mall built on the Phase II Land, including the Casino Shops, to be assigned from Developer to Mall II LLC.

        "Fees and Costs" means reasonable fees of attorneys, architects, engineers, expert witnesses, consultants, and other Persons, and costs charged by, or reimbursable to, the foregoing.

        "First-Class" means, as of any point in time, in compliance with the highest standards or of the highest quality, or both, as applicable, in accordance with

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then-recognized standards in the industry in question; PROVIDED, however, that wherever the foregoing shall be used in connection with the Phase II Mall, its meaning shall be with reference to the highest standards or of the highest quality, or both, as applicable, prevailing as of the date hereof on Las Vegas Boulevard, Clark County, Nevada, and that wherever the foregoing shall be used in connection with the Phase II Hotel/Casino, its meaning shall be with reference to a standard no less than that of the Phase I Hotel/Casino as of the date hereof.

        "Floor Area" means the area in square feet of a designated space measured from the interior faces of the exterior walls. Calculation of Floor Area includes those spaces occupied by columns, but excludes the spaces occupied by stairwells, elevators and mechanical shafts.

        "Force Majeure" means any failure of or delay in the availability of any public utility; any strikes, labor disputes, or unusual delays or shortages encountered in transportation, fuel, material or labor supplies; casualties; acts of God or the public enemy; governmental embargo restrictions, or actions or inactions of any Government Authority (including any delays in issuing approvals, building permits, certificates of occupancy or other similar permits or certificates); injunctions; delays caused by the other party; or other acts or occurrences beyond the reasonable control of a party (provided that any of the foregoing events or occurrences shall not be Force Majeure if caused by the party claiming Force Majeure).

        "Gaming Authorities" means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other agency or subdivision of the State of Nevada, or any other agency or subdivision thereof, or of any other Government Authority regulating gaming.

        "Gaming Licenses" means every license, franchise or other authorization to own, lease, operate or otherwise operate gaming activities at the Venetian Casino Resort or the Palazzo Casino Resort, including all such licenses granted under the Nevada Gaming Control Act, as codified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the Nevada State Gaming Commission promulgated thereunder, as amended from time to time, and other applicable federal, state, local or foreign rules.

        "Government Authority" means the United States; the State; Clark County; any other municipal government authority; any other political subdivision of any of the foregoing; and any agency, authority, department, court, commission or other legal entity of any of the foregoing.

        "H/C I Owner" means the Venetian Casino Resort, LLC.

        "H/C II Space" means, collectively, (x) the Phase II Land and any buildings and other improvements located thereon, less and except the Phase IA Airspace, the Phase IA Conference Center and any improvements located within the

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Phase IA Airspace and (y) the Leasehold Airspace and any buildings and other improvements located therein.

        "Hazardous Material(s)" means materials, substances, fluids, chemicals, gases, or other compounds the presence, use, storage, emission, drainage, leakage, effusion, modification, or disposition of which is prohibited by law or is subject by law to specific procedures, controls, or restrictions, or which are otherwise deemed toxic, poisonous, or unsafe. However, "Hazardous Materials" shall not include substances which are used in compliance with applicable laws in the ordinary course of a business use. "Hazardous Materials" include, in any event, asbestos, lead paint, and PCBs.

        "Impositions" means all real estate and personal property taxes, general and special assessments, water and sewer charges, road maintenance and other infrastructure charges, license fees and other fees and charges assessed or imposed by Government Authorities or quasi-Government Authorities upon the Phase II Mall.

        "Institutional Investor" means a savings bank, savings and loan association, a commercial bank or trust company (whether acting individually, or in any fiduciary capacity), an insurance company, an educational institution, a corporate employees', or state, municipal or similar public employees' welfare or other pension or retirement fund or system, an investment bank, a mutual fund or a commercial finance company.

        "Interest Rate" means the rate at which Mall II Buyer can borrow funds under the corporate credit line of General Growth Properties, Inc. as of the Closing Date, Earn-Out Date, an Interim Payment Date or the Final Date, as applicable.

        "Landlord Build-Out" means the installations, furnishing, finishes, fixtures, equipment, fitting-out and other tenant improvement work to be constructed by the landlord under any Lease in order to prepare the Tenant Spaces for occupancy by Tenants, provided that, in all events, Landlord Build-Out does not include any Tenant Build-Out.

        "Landlord Build-Out Work" means the work of Developer necessary to accomplish the Landlord Build-Out.

        "Lease" means any lease, license, occupancy agreement or other agreement (including any use or occupancy arrangements created pursuant to Section 365 of the Bankruptcy Code or otherwise in connection with any bankruptcy or insolvency proceeding in respect of any tenant or occupant) demising or otherwise permitting the possession, occupancy, use or enjoyment of the Phase II Mall or any part thereof (including, without limitation, any concession or kiosk space), and every modification, supplement or extension thereof.

        "Leasehold Mall Space" means that portion of the Phase II Mall to be built in the Leasehold Airspace.

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        "Leasing Costs" shall mean, with respect to all Leases in the aggregate, the sum of all leasing commissions payable by Mall II LLC, or Developer on behalf of Mall II LLC, to third party brokers, the cost of all tenant improvement allowances payable by or tenant improvement work to be performed by Mall II LLC, or Developer on behalf of Mall II LLC, in connection with the commencement of a Lease and as required under such Lease, legal fees payable by Mall II LLC, or Developer on behalf of Mall II LLC, to outside attorneys or to Mall II Buyer's in-house counsel at the rates set forth on SCHEDULE "13" attached hereto and made a part hereof, and all other amounts paid or payable by Mall II LLC, or Developer on behalf of Mall II LLC, to a Tenant or third party in connection with the commencement of a Lease.

        "Legal Proceeding" means an action, litigation, arbitration, administrative proceeding, and other legal or equitable proceeding of any kind.

        "Legal Requirements" mean all statutes, laws, ordinances, rules, regulations, executive orders and requirements of all Government Authorities which are applicable to the Phase II Mall or any part thereof or the use or manner of use thereof, or to owners or occupants thereof in connection with such ownership, occupancy or use.

        "Mall Equipment" means machinery, equipment, fixtures, and other tangible personal property which do not constitute real property and which will be installed in, affixed to, and/or constructed as part of, the Mall Improvements.

        "Mall I Buyer" means the "Purchaser" under and as defined in the Phase I Mall Sale Agreement.

        "Mall I LLC" means Grand Canal Shops II, LLC.

        "Mall II Unit" means the Phase II Mall excluding the Common Elements contained therein.

        "Mall Improvements" means certain improvements relating to the Phase II Mall portion of the Palazzo Casino Resort (and also certain Common Elements and/or other items) to be designed and constructed by Developer, as described in Articles 2 and 3 of this Agreement and the Initial Plans, as the same may be modified pursuant to the terms of this Agreement.

        "Mortgage" means a mortgage or deed of trust.

        "Permitted Encumbrances" means the Encumbrances described in SCHEDULE
"5."

        "Person" means an individual person, a corporation, partnership, trust, joint venture, limited liability company, proprietorship, estate, association, land trust, other trust, Government Authority or other incorporated or unincorporated enterprise, entity or organization of any kind.

        "Phase I Hotel/Casino" means the hotel/casino to be operated in the Venetian Casino Resort.

        "Phase I Mall" shall have the meaning ascribed to it in the REA.

        "Phase I Mall Sale Agreement" means that certain Purchase and Sale Agreement dated as of even date herewith by and among Grand Canal Shops Mall MM Subsidiary, Inc., Grand Canal Shops Mall Subsidiary, LLC and Mall I Buyer.

        "Phase IA Airspace" means a portion of the airspace above the Phase II Land, as more particularly described in SCHEDULE "3" attached hereto and made a part hereof.

        "Phase IA Conference Center" means the approximately 150,000 square feet of additional meeting and conference space located in the Phase IA Airspace.

        "Phase II Automobile Parking Area" means a new and separate parking structure that Developer intends to construct on the Phase II Land for the use by, among others, Developer and Mall II LLC.

        "Phase II Hotel/Casino" means the hotel/casino constructed and operated by Developer in the H/C II Space.

        "Phase II Mall Documents" means the following: (a) all drawings, plans, contracts, licenses, warranties and specifications for the Mall Improvements to be delivered to Mall II LLC at the Closing, and all operating manuals for the Exclusive Mall Equipment; and (b) Developer's books, records, and correspondence pertaining to the Service Contracts assumed by Mall II LLC or to which Mall II LLC will remain a party (if any) and the operation, maintenance and repair of the Exclusive Mall Equipment.

        "Required Mall Improvement Permits" means all permits and approvals of and from applicable Government Authorities which are necessary for the construction and completion of the Mall Improvements and the delivery of same to Mall II Buyer (specifically excluding, without limitation, temporary or permanent certificates of occupancy for individual Tenant Spaces).

        "Service Contract" means any contract or agreement to which Developer or Mall II LLC is a party for the furnishing of management, maintenance, repairs, supplies, or other services exclusively to the Phase II Mall, and all amendments thereof, which will have a term expiring after the Closing Date (and which cannot be cancelled without penalty on not more than 30 days' prior notice).

        "State" means the State of Nevada.

        "Tenant" means the tenant, licensee, occupant or other user to which rights are granted under a Lease.

        "Tenant Build-Out" means the installations, furnishing, finishes, fixtures, equipment, fitting-out and other tenant improvement work to be constructed by any Tenant as required or permitted under the Leases in order to prepare the Tenant Spaces for occupancy by Tenants.

        "Tenant Build-Out Work" means the work of Tenants necessary to accomplish the Tenant Build-Out.

        "Tenant Space" means the portions of the Phase II Mall to be demised to and occupied by individual Tenants.

        "Title Insurance Commitment" means a commitment to issue an owner's policy of title insurance insuring the fee simple title in the Fee Mall Space and leasehold title to the Leasehold Mall Space and the Casino Shops in Title Insurer's standard form.

        "Title Insurer(s)" means any title insurance company or companies selected by Mall II Buyer to issue the Title Insurance Commitment.

        "Unit Owner" means any entity which is a party to the REA or the Amended REA and such party's respective successors and assigns.

        "Use and Occupancy" means use and occupancy as described in this Agreement of the Phase II Mall by Mall II LLC for Mall II Buyer's intended purposes.

        1.2 Wherever used in this Agreement:

                (a) the words "include" or "including" shall be construed as incorporating, also, "but not limited to" or "without limitation;"

                (b) the word "day" means a calendar day unless otherwise specified;

                (c) the phrase "at Developer's expense" shall mean at the sole cost and expense of Developer, but the payments to be made to Developer pursuant to Article 20 herein shall be unaffected by the use of such phrase;

                (d) the phrase "at Mall II Buyer's expense," shall mean at the sole cost and expense of Mall II Buyer;

                (e) the word "party" means each signatory to this Agreement;

                (f) the word "law" (or "laws") means any law, rule, regulation, order, statute, ordinance, resolution, regulation, code, decree, judgment, injunction, mandate or other legally binding requirement of a Government Authority applicable in the particular context;

                (g) the word "notice" shall mean notice in writing (whether or not specifically so stated);

                (h) "month" means a calendar month unless otherwise specified;

                (i) the word "amended" means "amended, modified, extended, renewed, changed, or otherwise revised"; and the word "amendment" means "amendment, modification, extension, change, renewal, or other revision;"

                (j) the phrase "subject to the terms of this Agreement" means "upon and subject to all terms, covenants, conditions and provisions of this Agreement;"

                (k) the word "delay" means a delay or interference to a particular schedule which (i) will require more than a minimal rearrangement of (or delay in) other activities or commitments by the affected party; (ii) was not caused by action or inaction of the affected party; and (iii) is the sole cause of the rearrangement of (or delay in) other activities or commitments by the affected party;

                (l) the word "recorded" means submitted to the Recorder's Office of Clark County, Nevada; and

                (m) the words "utility" (or "utilities") means gas, water, chilled water, sewer, electricity, steam, power, and other utilities of any kind.

        1.3 For purposes of this Agreement and except as set forth in Section 15.10, a party shall be deemed to have knowledge or notice of a matter if such matter is actually known by, or if written notice disclosing such matter has been given to an officer, director or individual general partner, member, manager, or shareholder of such party or of a Person controlling such party.

        1.4 Other words and phrases are defined elsewhere in this Agreement and listed in the Index of Defined Terms.

                                   ARTICLE 2

                           DESIGN OF MALL IMPROVEMENTS

        2.1 INITIAL PLANS AND CREATION OF CONSTRUCTION DRAWINGS.


                (a) THE STANDARDS DOCUMENT. EXHIBIT "A" attached hereto and made a part hereof is that certain Palazzo Casino Resort, Retail Standards Document which contains a description of certain details of the development and construction of the Mall Improvements (the "STANDARDS DOCUMENT"). The Character Sketches attached to the Standards Document are intended to illustrate the look and feel of the Beverly Hills/Rodeo Drive theme only and shall not be binding as to the particulars of the design or layout shown. Developer shall have the right to change the Beverly Hills/Rodeo Drive theme upon prior notice to and written consent by Mall II Buyer, which consent shall not be unreasonably withheld or delayed.

                (b) COMMON AREA PLANS. Promptly upon execution of this Agreement, Developer and Mall II Buyer shall negotiate expeditiously and in good faith to develop a plan that is consistent with the Standards Document for the location of the public common areas that will become part of the Common Elements (the "COMMON AREA PLANS" and, together with the Standards Document, as the same may be revised pursuant to this Agreement, the "INITIAL PLANS"). Developer and Mall II Buyer shall agree upon a Common Area Plan no later than ninety (90) days following the date of execution of this Agreement. In the event that Developer and Mall II Buyer, despite good faith efforts, have not agreed upon a Common Area Plan as of such date, then the same shall constitute a Construction Delay (the duration of which shall be one (1) day for each day after said ninety (90) day period that the parties shall have failed to agree on a Common Area Plan).

        (c) CONSTRUCTION DRAWINGS AND SPECS.


                (i) DEVELOPMENT OF CONSTRUCTION DRAWINGS AND SPECS. Developer will proceed, in consultation with Mall II Buyer, with the development of construction drawings and specifications for the Mall Improvements. To this end, Developer shall give to Mall II Buyer, for review, the construction drawings and specifications at 50%, 75% and 100% of completion (each of the foregoing, the "INITIAL CONSTRUCTION DRAWINGS AND SPECS"). Within ten (10) Business Days after the receipt by Mall II Buyer of each of the Initial Construction Drawings and Specs, time being of the essence, Mall II Buyer will have the right to submit comments to Developer and to object to any feature shown in the Initial Construction Drawings and Specs that deviates from the Initial Plans. Developer and Mall II Buyer will consult to resolve any issues, but Developer may proceed with the development of the construction drawings and specifications notwithstanding Mall II Buyer's objection, subject to Mall II Buyer's rights under this Section 2.1(c) and Article 10. To the extent that any feature is not in conformance with the Initial Plans, Developer shall correct such feature in the Initial Construction Drawings and Specs at Developer's Expense. If any feature shown in any Initial Construction Drawings and Specs is in accordance with the Initial Plans and Mall II Buyer requests a change to such feature, such request shall be considered a request for a change to the Initial Plans and shall be subject to Developer's approval pursuant to Section 3.3(b) of this Agreement. Developer will furnish interpretations, explanations and additional information if and as requested by Mall II Buyer within the ten (10) Business Day period provided for in this Section, but the same shall not have the effect of extending said ten-Business Day period.

                (ii) MALL II BUYER APPROVAL OF CONSTRUCTION DRAWINGS AND SPECS. Within ten (10) Business Days after the receipt by Mall II Buyer of the final version of the Initial Construction Drawings and Specs (i.e., at 100% completion), time being of the essence, Mall II Buyer shall approve such Initial Construction Drawings and Specs or submit specific objections to any feature shown in such final Initial Construction Drawings and Specs that deviates from the Initial Plans. Developer and Mall II Buyer will consult, in good faith, to resolve such objections. In the event such Initial Construction Drawings and Specs shall deviate from the Initial Plans, Developer shall revise such Initial Construction Drawings and Specs one or more times and resubmit the same to Mall II Buyer for approval, which shall be given or denied, in each case, within ten (10) Business Days, time being of the essence. At such time as Mall II Buyer approves such Initial Construction Drawings and Specs as in accordance with the Initial Plans (or waives any deviation), Mall II Buyer shall deliver a written notice to Developer approving such Initial Construction Drawings and Specs (as so approved and as the same may be modified pursuant to the terms of this Agreement, the "FINAL CONSTRUCTION DRAWINGS AND SPECS"). If Mall II Buyer shall withhold or delay (beyond the then-applicable ten (10) Business Day period) its approval of any Initial Construction Drawings and Specs for any reason, unless the same shall deviate from the Initial Plans, then the same shall constitute a Construction Delay (the duration of which shall be one
(1) day for each day after said ten (10) Business Day period that the Final Construction Drawings and Specs are not approved) for the purposes of this Agreement. If any feature shown in any Final Construction Drawings and Specs is in accordance with the Initial Plans and Mall II Buyer requests a change to such feature, such request shall be considered a request for a change to the Initial Plans and shall be subject to Developer's approval pursuant to Section 3.3(b) of this Agreement. In the event Developer desires to amend the Final Construction Drawings and Specs in any material respect, such amendment shall be subject to Mall II Buyer's review and approval in accordance with this subsection 2.1(c)(ii), except that Mall II Buyer shall have five (5) Business Days to respond to any request for amendment.

        2.2 ELEMENTS OF DESIGN OF THE MALL IMPROVEMENTS; DEMISING WALLS.


        (a) ELEMENTS OF THE STANDARDS DOCUMENT. The Standards Document identifies the components of the Mall Improvements and set forth certain locational, dimensional and design requirements pertaining to the Phase II Mall. In particular, the Standards Document contains descriptions of (i) the back-of-house area (for circulation of mall tenants and employees), (ii) the publicly accessible Common Elements that will serve as access to the retail spaces and the Phase II Hotel/Casino and (iii) the standards for construction of certain elements of retail and restaurant Tenant Spaces.

        (b) REQUIRED ELEMENTS OF THE PHASE II HOTEL/CASINO. The drawings and written specifications and requirements in the Initial Plans do not include details for the Phase II Hotel/Casino or certain of the Common Elements located outside the Phase II Mall. The Developer shall be obligated to design and construct a First-Class hotel and casino with no less than 2,000 guest rooms on the Phase II Land and in the Leasehold Airspace; provided, that the completion of such hotel and casino shall not be a condition precedent to Closing, except as expressly provided in this Agreement.

        (c) DEMISING WALLS. The Initial Plans do not set forth the location of demising walls between the Tenant Spaces or between the Tenant Spaces and the Common Elements of the Phase II Mall (the "DEMISING WALLS"), which have not yet been finally determined. The location of the Demising Walls shall be determined jointly by Mall II Buyer and Developer as the parties identify Tenants for the retail and restaurant Tenant Spaces in two stages, described as follows:

        (i) Upon final determination of the Common Area Plans by the parties, Mall II Buyer and Developer shall negotiate expeditiously and in good faith to develop a plan for the location of the Demising Walls that is consistent with the Initial Plans and/or the Final Construction Drawings and Specs, if the same have been agreed upon, identifying whether each Tenant Space will be occupied by a restaurant or retail tenant, showing the specifications and points of connection with the Tenant Space of all utilities required for each such Tenant Space and identifying the location of smoke walls (as the same may be modified in accordance with this Agreement, the "INITIAL DEMISING WALL PLAN"). Mall II Buyer and Developer shall agree upon an Initial Demising Wall Plan no later than six (6) months after the date of execution of this Agreement. In the event that Mall II Buyer and Developer, despite good faith efforts, have not agreed upon an Initial Demising Wall Plan by such date, the same shall constitute a Construction Delay (the duration of which shall be one (1) day for each day after said six (6) month period that the parties shall have failed to agree on an Initial Demising Wall Plan).

        (ii) Upon the final determination of the Initial Demising Wall Plan, Mall II Buyer and Developer shall negotiate expeditiously and in good faith to supplement the same to show the location, consistent with the Initial Plans, of all Demising Walls (as the same may be modified in accordance with this Agreement, the "FINAL DEMISING WALL PLAN"). Mall II Buyer and Developer shall agree upon a Final Demising Wall Plan no later than one (1) year after the date of execution of this Agreement. In the event that Mall II Buyer and Developer, despite good faith efforts, have not agreed upon a Final Demising Wall Plan by such date, the same shall constitute a Construction Delay (the duration of which shall be one (1) day for each day after said one (1) year period that the parties have failed to agree on a Final Demising Wall Plan).

        2.3 CALCULATION OF FLOOR AREA.


        (a) The Phase II Mall is intended to consist of 118,000 square feet of Floor Area of Leasehold Mall Space (the "PROJECTED LEASEHOLD FLOOR AREA") and 279,018 square feet of Floor Area of Fee Mall Space (the "PROJECTED FEE FLOOR AREA"). Mall II Buyer and Developer acknowledge and agree that the actual as-built Floor Area of the Leasehold Mall Space and the Fee Mall Space may be greater or less than the Projected Leasehold Floor Area and the Projected Fee Floor Area, respectively. Developer may, subject to the following provisions of this Section 2.3, deliver to Mall II LLC an actual as-built Floor Area of the Leasehold Mall Space and/or the Fee Mall Space that varies from the Projected Leasehold Floor Area and the Projected Fee Floor Area, provided that (x) (unless reductions in Floor Area are necessary in order to comply with Legal Requirements, to obtain Required Mall Improvement Permits or to make design changes that are reasonably necessary to insure the efficient operation of the Building, in which event the Required Leasehold Floor Area and the Required Fee Floor Area shall be further reduced as so required) (i) the Floor Area of the Leasehold Mall Space shall not be less than 95% of the Projected Leasehold Floor Area (the "REQUIRED LEASEHOLD FLOOR AREA") and (ii) the Floor Area of the Fee Mall Space shall not be less 95% of the Projected Fee Floor Area (the "REQUIRED FEE FLOOR AREA") and (y) in no event shall (i) the as-built Floor Area of the Leasehold Mall Space be greater than 105% of the

Projected Leasehold Floor Area or (ii) the as-built Floor Area of the Fee Mall Space be greater than 105% of the Projected Fee Floor Area, without the prior consent of Mall II Buyer, not to be unreasonably withheld or delayed.

        (b) As promptly as possible after Developer delivers to Mall II Buyer the notice of the Anticipated Completion Date, Developer and Mall II Buyer shall attempt to agree on the as-built square footage of the Floor Area included in the Mall Improvements for each of the Leasehold Mall Space and the Fee Mall Space (the "AS-BUILT FLOOR AREA"). If Developer and Mall II Buyer are unable to agree on which portions of the Mall Improvements are As-Built Floor Area or any calculation of As-Built Floor Area, Developer and Mall II Buyer shall engage an Independent Expert to resolve such disputes pursuant to the provisions of
Article 9.

        2.4 CONSULTANTS. Developer and Mall II Buyer each shall engage its own Consultants with respect to the design and construction of the Development and the Build-Out. Developer's and Mall II Buyer's Consultants shall consult with each other for purposes of coordinating filings with the relevant Government Authorities and related matters. Developer shall endeavor to deliver all contracts with the general contractor, if other than Developer, and primary subcontractors to Mall II Buyer no later than five (5) Business Days prior to execution of such contracts. The delivery of such contracts to Mall II Buyer shall be for informational purposes only and Mall II Buyer's consent shall not be required to any contracts.

                                   ARTICLE 3

                        CONSTRUCTION OF MALL IMPROVEMENTS

        3.1 CONSTRUCTION BY DEVELOPER.

        (a) At Developer's expense, Developer shall construct the Mall Improvements substantially in accordance with the Final Construction Drawings and Specs and this Agreement, subject to Section 3.3 of this Agreement. Developer shall construct the improvements to the standard of a First-Class Mall of a level of quality substantially similar to that of the "Grand Canal Shoppes at the Venetian" as of the date hereof. Developer shall diligently pursue all Required Mall Improvement Permits. Developer shall cause the Mall Improvements to be constructed free from material fault or defect; of good quality; in a workman-like manner and incorporating only new materials and equipment; by means and methods complying with applicable Legal Requirements and insurance requirements; and so as to operate properly and otherwise in accordance with the requirements of the Final Construction Drawings and Specs.

        (b) At Developer's expense, Developer shall complete, repair, replace, rebuild and/or correct promptly all Mall Improvement work which is incorrect, defective, incomplete, omitted, or not otherwise in compliance with the Final Construction Drawings and Specs, as the same may have been modified pursuant to the provisions of Section 3.3 of this Agreement, which Developer discovers, or of which

Mall II Buyer or Mall II LLC gives written notice to Developer, prior to Substantial Completion.

        3.2 INSPECTION BY MALL II BUYER. Mall II Buyer shall have the right during usual business hours, at Mall II Buyer's expense and upon reasonable notice to Developer, (a) to inspect the construction work of the Mall Improvements to ascertain that the performance of such work adheres to the Final Construction Drawings and Specs, and (b) without limiting the foregoing, to review shop drawings for the Mall Improvement work. In any event, during the last week of each month (or on such other regularly-established monthly date as Developer shall designate as the regular inspection date), Mall II Buyer and/or its Consultants shall inspect the Mall Improvements construction work performed since the prior inspection. Based on such observation, Mall II Buyer shall furnish to Developer a statement, in a form to be agreed by the parties, relating to Mall II Buyer's objections with respect to the construction work (the "MALL II BUYER MONTHLY STATEMENT"). However, issuance of the Mall II Buyer Monthly Statement will not be construed as Mall II Buyer's acceptance of work which is defective, incomplete, or otherwise not in compliance with the Final Construction Drawings and Specs, or as Mall II Buyer's waiver of any rights under this Agreement, or as Mall II Buyer's release of Developer or any of Developer's contractors or any surety from any warranty, guarantee, or obligation provided under this Agreement or the Final Construction Drawings and Specs or the applicable construction contract(s).

        3.3 CONSTRUCTION CHANGES.

        (a) Changes to the Mall Improvements (whether before or after commencement of construction) made by Developer that are consistent with the Final Construction Drawings and Specs (or the Initial Plans, if the Final Construction Drawings and Specs have not been agreed to pursuant to the terms of this Agreement) and the Initial Demising Wall Plan or Final Demising Wall Plan, after the same have been agreed to, may be made without Mall II Buyer's approval, subject to Section 2.3. Changes to the Mall Improvements requested by Developer that are not consistent with the Final Construction Drawings and Specs (or the Initial Plans, if the Final Construction Drawings and Specs have not been agreed to pursuant to the terms of this Agreement) and changes to the Initial Demising Wall Plan, the Final Demising Wall Plan or the Common Area Plan, after the same have been agreed to by Developer and Mall II Buyer, shall be subject to Mall II Buyer's approval, which shall not be unreasonably withheld or delayed if such change will not result in a failure of Developer to deliver the Required Leasehold Floor Area or the Required Fee Floor Area.

        (b) Changes in the Final Construction Drawings and Specs (or the Standards Document, if the Final Construction Drawings and Specs have not been agreed to pursuant to the terms of this Agreement), the Mall Improvements, the Initial Demising Wall Plan, the Final Demising Wall Plan and the Common Area Plan, after the same have been agreed to by Developer and Mall II Buyer, that are requested by Mall II Buyer shall be subject to Developer's approval, which shall not be unreasonably withheld or delayed if such change (i) will not require more than DE MINIMIS changes to the Building other than the Mall II Unit, (ii) will not cause, in Developer's reasonable judgment, a material delay in the completion of the Development, (iii) will not adversely effect the Phase II Hotel/Casino and (iv) will not increase by more than a DE MINIMIS amount the cost of constructing the Building and/or the Mall II Unit unless Mall II Buyer agrees to pay such cost increase as and when incurred.

        (c) If a change in the Initial Plans, the Final Construction Drawings and Specs, the Initial Demising Wall Plan, the Final Demising Wall Plan, after the same have been agreed to, or the Mall Improvements is required by law or in order to obtain any Required Mall Improvement Permits, Developer shall advise and promptly consult with Mall II Buyer as to the particular requirements and the solution or solutions it is considering. If such change is required by any Governmental Authority in order to issue a Required Mall Improvement Permit, or if such change is consistent with the Standards Document, Developer shall not be required to obtain Mall II Buyer's prior written approval for the proposed manner of compliance; provided that, to the extent economically feasible, Developer will make such change in the way that has the least impact on the Initial Plans, the Final Construction Drawings and Specs, the Initial Demising Wall Plan, the Final Demising Wall Plan and the Mall Improvements and the Final Construction Drawings and Specs shall be modified accordingly. With respect to any other such change, Developer and Mall II Buyer shall reasonably agree on necessary and appropriate changes to be made to the Initial Plans, the Final Construction Drawings and Specs, the Initial Demising Wall Plan, the Final Demising Wall Plan and/or the Mall Improvements in order to comply with the Legal Requirements or obtain the necessary permits, as applicable. In the event that Developer proposes a method of compliance and Mall II Buyer requests that Developer choose another method of compliance, Mall II Buyer shall pay to Developer or reimburse Developer at Closing for any incremental costs (over the cost of the method chosen by Developer) to effect such other method of compliance. Developer shall pay any change costs associated with changes in the Mall Improvements due to requirements of laws or inability to obtain necessary permits, except as provided in the immediately preceding sentence, but shall not pay associated fees of Mall II Buyer's Consultants (unless the legal compliance requirement was a result of negligent acts or omissions of Developer or its Consultants, as reasonably determined by the Independent Expert).

        (d) In this Agreement, "FIELD CHANGES" means minor and routine changes necessitated by conditions in the field which are customarily resolved by architects and construction managers and have no material cost or design ramifications. Field Changes in the Mall Improvements and the Build-Out shall be subject to approval by Developer's site representative (who shall act promptly) in cooperation with Mall II Buyer's Site Representative (who shall act promptly).

        3.4 CONSTRUCTION WARRANTIES.


        (a) This Section governs construction warranties or guaranties covering or otherwise applicable to those portions of the Mall Improvements which will be part of the Common Elements ("CE WARRANTY WORK") and those portions of the Mall Improvements which will NOT be part of the Common Elements but will be the responsibility of Mall II LLC and/or Mall II Buyer to maintain in accordance with the Amended REA (collectively, "MALL II UNIT WARRANTY WORK").

        (b) As to both CE Warranty Work and Mall II Unit Warranty Work, Developer shall include in its contracts with construction contractors warranty/guaranty provisions customary for the type or category of work involved (any such provision, a "CONTRACTOR WARRANTY") under which the respective contractor will be required, at its expense, to repair, replace, and/or correct work which is incorrect, defective, incomplete, or not otherwise in compliance with the Final Construction Drawings and Specs ("DEFECTIVE WORK"). Developer shall use commercially reasonable efforts to obtain the agreement of the respective contractor (i) that Mall II LLC and Mall II Buyer shall be the beneficiaries of, and may enforce directly, the contractor's Contractor Warranty as to any Mall II Unit Warranty Work and/or CE Warranty Work located in the Phase II Mall and (ii) that Mall II LLC and/or Mall II Buyer (and/or other Unit Owners) may enforce their applicable warranties without set-off or defense by reason of disputes between the Contractor and Developer (a "NO-OFFSET CLAUSE"). Any such Contractor Warranty for CE Warranty Work may also provide that other Unit Owners are third party beneficiaries.

        (c) As to both CE Warranty Work and Mall II Unit Warranty Work, until Developer has closed out the applicable contract and made final payment (including release of retainage) to a contractor ("Close-Out"), Developer shall use best efforts, at Developer's expense, to enforce the applicable Contractor Warranty in accordance with its terms and conditions so as to cause such contractor, at such contractor's expense, to repair, replace, and/or correct Defective Work of which Developer becomes aware or of which either Mall II LLC and/or Mall II Buyer gives notice to Developer. If there is any dispute regarding whether any work performed is Defective Work, Developer and Mall II Buyer shall submit the dispute for resolution to the Independent Expert, and the determination of the Independent Expert shall be binding.

        (d) After Close-Out of a contract with a Contractor Warranty for CE Warranty Work, Developer shall assign Developer's rights with respect to such Contractor Warranty to the party responsible for maintaining such Common Element, if not Developer.

        (e) After Close-Out of a contract with a Contractor Warranty for Mall II Unit Warranty Work, Developer shall assign (on a non-exclusive basis) Developer's rights with respect to such Contractor Warranty to Mall II LLC. If Developer obtains and delivers to Mall II LLC a No-Offset Clause from a particular contractor, Mall II LLC may thereafter enforce the Contractor Warranty against such contractor, and Developer will have no further obligations to do so. However, if Developer is unable to obtain a No-Offset Clause from a particular contractor and the contractor raises on-going claims with Developer as a defense in any claim by Mall II LLC for Defective Work against such contractor, then Developer shall use Developer's best efforts, at Developer's expense, to enforce the applicable Contractor Warranty in accordance with its terms and conditions so as to cause such contractor, at such contractor's expense, to repair, replace, and/or correct such Defective Work. Moreover, if Developer has failed to obtain any Contractor Warranty that Mall II LLC can enforce for the work of a particular contractor relating to any particular Mall II Unit Warranty Work, Developer shall be responsible, at Developer's expense, to repair, replace, and/or correct Defective Work in the work of such contractor for a period of time equal to the length of a typical warranty period for such work or one year from the date the item or work is placed in service if there is no typical warranty period.

        (f) Developer will permit Mall II Buyer and its Consultants to review, and will consult with them concerning, the text, terms, and conditions of proposed Contractor Warranties for contractors who will perform the Mall Improvement work which could become either CE Warranty Work or Mall II Unit Warranty Work.

        (g) In the event that Developer does not engage a general contractor to construct the Mall Improvements, at Closing, Developer shall deliver to Mall II Buyer a warranty covering the construction of the Mall Improvements on terms consistent with those typically offered by general contractors with respect to similar projects (the "DEVELOPER'S WARRANTY"). In such event, the covenants with respect to construction contracts and warranties thereunder set forth in Section 3.4(b), the first sentence of Section 3.4(c) and Sections 3.4(d) and 3.4(e) shall be inapplicable and Developer shall retain the right to enforce all Contractor Warranties.

        (h) The provisions of this Section 3.4 shall survive the Closing.

        3.5 DEVELOPER'S INDEMNIFICATION.


        (a) Developer agrees (at Developer's expense) to indemnify, defend and hold harmless Mall II LLC, Mall II Buyer and their respective directors, officers, stockholders, partners, members and employees (the foregoing collectively the "MALL INDEMNITEES") from and against any loss, liability, damage, cost, or expense (including Fees and Costs) which any of them may suffer, or which may be asserted against any of them, in whole or in part by reason of, or in connection with: (i) any bodily injury, sickness, disease or death of or to any person or persons, or any damage to or destruction of property, arising out of or resulting from acts or omissions of Developer, Mall II LLC (to the extent taken or occurring prior to Closing) or Developer's contractors or subcontractors in connection with the Mall Improvements or other construction work relating to the Development, whether on the Phase II Land or elsewhere; (ii) any failure by Developer, Mall II LLC (to the extent occurring prior to Closing) or Developer's contractors or subcontractors to comply with applicable Legal Requirements or insurance requirements; (iii) the use or misuse by Developer, Mall II LLC (to the extent occurring prior to Closing) or Developer's contractors or subcontractors of Hazardous Materials on the Phase II Land; (iv) infringement of patent rights, licensing or royalty agreements, or trade secrets by Developer, Mall II LLC (to the extent occurring prior to Closing) or Developer's contractors or subcontractors in connection with the Mall Improvements or other construction work relating to the Development, whether on the Phase II Land or elsewhere; (v) any liens filed against the Phase II Mall by any Person claiming by, through, or under Developer or Mall II LLC (to the extent relating to claims accruing before Closing); and/or (vi) any claims under Developer's Warranty.

        (b) Developer shall defend any Legal Proceedings commenced against any of the Mall Indemnitees concerning any matter covered by the foregoing indemnification. Developer shall give Mall II Buyer copies of documents served in any such Legal Proceeding and shall advise Mall II Buyer regularly as to the status of the same. If Developer fails to defend diligently against any such Legal Proceeding, or if Mall II Buyer reasonably believes that Developer's interest in such Legal Proceeding is adverse to Mall II Buyer's interest therein, Mall II Buyer shall have the right (but not the obligation), upon ten
(10) Business Day's prior written notice, to defend the same at Developer's expense. Developer shall not settle any such Legal Proceeding without the written consent of Mall II Buyer (unless such settlement shall release each Mall Indemnitee against whom liability has been asserted from all liability with respect to such Legal Proceeding without contribution from such Indemnitee). No Mall Indemnitee may settle any such Legal Proceeding without the written consent of Developer, which consent shall not be unreasonably withheld or delayed.

        (c) Mall II Buyer shall notify Developer promptly of every Legal Proceeding or claim which may be covered by the indemnification in (a) above. Developer's obligations under this Section 3.5 shall not be limited or defined by the amount of insurance carried by Developer or by limitations on amount or type of damages under worker's compensation acts or other laws relating to employee benefits.

        (d) This Section shall not require indemnification of any Mall II Buyer Indemnitee TO THE EXTENT of the negligence or willful misconduct of Mall II Buyer, or of Mall II LLC after the transfer of the Membership Interests to Mall II Buyer, any of their respective agents or affiliated Persons, or another Mall Indemnitee.

        (e) The provisions of this Section 3.5 shall survive the Closing.

        3.6 INSURANCE COVERAGES. At Developer's expense, Developer shall include Mall II LLC and Mall II Buyer as an additional insured on each policy of liability insurance carried by Developer with respect to the Development with an aggregate limit of not less than $25,000,000. Alternatively, the parties may agree that Mall II LLC, Mall II Buyer and Developer may be included as insureds under one or more liability policies covering the Mall Improvements and the entire Development. Developer will carry, at Developer's expense, a policy of builder's risk insurance for full replacement value (exclusive of footings and foundations) on a completed value (reporting) basis and upon other commercially standard terms and conditions covering construction of the Mall Improvements.

        3.7 COORDINATION OF BUILD-OUT. All Landlord Build-Out Work will be performed and coordinated by Developer upon consultation with Mall II Buyer. The parties recognize that it may be necessary or appropriate for Tenants and their contractors and subcontractors to have access to the Phase II Mall before the Closing to supervise and perform Tenant Build-Out Work, including any Tenant Build-

Out Work which should be completed early in the process of constructing the Mall Improvements (such as, for example, installation of wiring and conduit) to avoid uncovering of completed Mall Improvement work after commencement of Tenant Build-Out or otherwise to avoid re-doing of, or disruption to, the Mall Improvement work. Mall II Buyer understands that the contractors and subcontractors of any Tenant supervising and performing any Tenant Build-Out Work will be subject to the direction and coordination of Developer and its construction manager and Mall II Buyer and/or Developer shall so inform each Tenant. Developer shall give written notice to Mall II Buyer (a "BUILD-OUT NOTICE") when, in Developer's good faith judgment, the Mall Improvements or a portion thereof have reached a stage of construction where it is safe and appropriate for Tenants to have access to the Mall I Improvements or such portion of the Mall Improvements for the purposes of supervising and performing the Tenant Build-Out Work and such access will not interfere unreasonably with construction of the Mall Improvements. At the Developer's election and based on the progress of construction of the Building, the Build-Out Notice may be given as one notice or a series of notices, each of which may give Tenants and their respective contractors and subcontractors access to all or a portion of the Mall II Improvements. After the giving of a Build-Out Notice, Tenant's contractors shall have the right to enter the portions of the Phase II Mall covered by such Build-Out Notice upon twenty-four (24) hours prior telephonic notice to Developer for the purposes of performing the Tenant Build-Out Work. Developer shall reasonably accommodate the scheduling of Tenant Build-Out Work (if any), provided that the same will not interfere with the progress of the Mall Improvement work. After the commencement of the Tenant Build-Out Work, Developer may, from time to time, restrict Mall II Buyer's, any Tenant's or their respective contractor's or subcontractor's access to the Mall Improvements in order to complete other necessary construction work in the Mall Improvements and on the Phase II Land. Developer shall use good faith efforts to keep such work disruptions to a minimum and to schedule such disruptions so as to cause minimal disruption to the completion of the Tenant Build-Out Work. Developer will obtain at its expense permits with respect to Landlord Build-Out Work that it is performing and Developer and Mall II Buyer shall jointly cause each Tenant to obtain, all permits and approvals for construction of the Tenant Build-Out Work that such Tenant is performing, other than the Required Mall Improvement Permits (which Developer shall obtain at Developer's Expense). All Landlord Build-Out Work shall be performed at the sole expense of Developer, and Mall II Buyer shall not be responsible to pay any amount in regard of the Landlord Build-Out Work. Entry by any Tenant or its contractors or subcontractors to perform Tenant Build-Out Work shall not be deemed acceptance of the Mall Improvements by Mall II Buyer or a waiver of Mall II Buyer's rights under this Agreement. Mall II Buyer and Developer shall jointly cause Tenants and any contractors and subcontractors, in performing the Tenant Build-Out Work, to take all reasonable steps to minimize interference with construction of the Mall Improvements and any other construction, shall comply with the Site Logistics Procedures and the Tenant Handbook, and shall jointly cause Tenants to repair any damage to the Mall Improvements (or other work in the Building) caused by Mall II Buyer, the Tenants or any contractors and subcontractors in the performance of the Tenant Build-Out Work. In no event shall the Tenant Build-Out Work performed by the Tenants or any of their respective contractors or subcontractors involve any modification to the Mall II Improvements (without the prior consent of Developer) or otherwise adversely affect Developer's ability to obtain a temporary certificate of occupancy or a certificate of occupancy (a "C OF O") for any portion of the Building. In the event that the performance of the Tenant Build-Out Work by Tenant causes any delay in Developer obtaining a C of O for any portion of the Building, such delay shall constitute a Construction Delay.

        3.8 SUBSTANTIAL COMPLETION; ACCEPTANCE PROCEDURE.


        (a) "SUBSTANTIAL COMPLETION" is defined in SCHEDULE "11" attached hereto and made a part hereof.

        (b) In addition to the Interim Substantial Completion Notices described in the following Section 3.8(c), Developer shall give Mall II Buyer at least ninety (90) days' prior notice of Developer's good faith estimate of the date of the anticipated occurrence of Substantial Completion of all of the Mall Improvements (the "ANTICIPATED COMPLETION DATE"). When Developer determines that Substantial Completion has occurred, Developer shall cause Developer's Architect to prepare and submit to Mall II Buyer a list of remaining items to be completed which it believes to be Punch List Items (as defined in SCHEDULE "11") (a "PROPOSED FINAL CHECKLIST"). Within five (5) Business Days after Mall II Buyer's receipt of the Proposed Final Checklist (the "INSPECTION PERIOD"), Mall II Buyer shall conduct one or more inspection(s) of the Mall Improvements. If Mall II Buyer believes that Substantial Completion has not yet occurred, Mall II Buyer shall give Developer notice during the Inspection Period specifying why Mall II Buyer believes that Substantial Completion has not yet occurred and setting forth with sufficient specificity a list of work that Mall II Buyer believes is still required to achieve Substantial Completion (an "EXCEPTIONS NOTICE"). In the event an Exceptions Notice is delivered, subject to Section 3.8(c) below, Developer shall cure or correct the conditions or matters specified in the Exceptions Notice and shall cause Developer's Architect to deliver another Proposed Final Checklist. If Mall II Buyer still believes that Substantial Completion has not occurred, Mall II Buyer shall give another Exceptions Notice, and the same procedure shall be repeated until Mall II Buyer agrees (or the Independent Expert in good faith determines) that Substantial Completion has occurred. If Mall II Buyer agrees (or the Independent Expert in good faith determines) that Substantial Completion has occurred, Mall II Buyer shall give Developer a notice (a "BUYER'S PROPOSED FINAL CHECKLIST") during the Inspection Period specifying items not included on the Proposed Final Checklist which remain to be completed or corrected. For purposes of determining Developer's obligations with respect to items specified on any Buyer's Proposed Final Checklist, the term "Buyer's Proposed Final Checklist" shall mean the list of Punch List Items submitted by Mall II Buyer in accordance with this subsection as amended following resolution as provided hereby by Developer and Mall II Buyer of any dispute with respect thereto. Following delivery of the Proposed Final Checklist to Mall II Buyer by Developer and/or the Buyer's Proposed Final Checklist to Developer by Mall II Buyer, as the case may be, then, subject to Force Majeure delays, Developer shall cause to be completed the items set forth in the Proposed Final Checklist and Buyer's Proposed Final Checklist, if any (collectively, "PUNCH LIST WORK") as soon as reasonably possible, and in all events prior to the Opening Date, except to the extent that minor items of Punch List Work that do not adversely effect the operation of the Phase II Mall may be completed after the Opening Date. Developer's indemnification in Section 3.5 and the insurance coverages set forth in Section
3.6 shall apply to all Punch List Work. Developer shall reimburse Mall II Buyer or a Tenant, as applicable, for costs and expenses incurred by reason of any damage caused by Developer or its contractors or subcontractors to the Tenant Build-Out or any other property of Mall II Buyer or such Tenant.

        (c) Prior to giving the Anticipated Completion Notice described in
Section 3.8(b) above, Developer may give interim substantial completion notices (the "INTERIM SUBSTANTIAL COMPLETION NOTICES") for portions of the Mall Space as the same near Substantial Completion. The same procedure set forth in Section 3.8(b) of delivery of a Proposed Final Checklist, followed by an Exceptions Notice and then the Buyer's Proposed Final Checklist shall apply following the delivery of any Interim Substantial Completion Notices.

        (d) If Developer fails to commence the Punch List Work within thirty
(30) days after Substantial Completion of the entire Mall Improvements, subject to Force Majeure, or if Developer does not thereafter diligently prosecute such Punch List Work to completion, and if Mall II Buyer notifies Developer that Developer is in default of its obligations to commence and diligently prosecute the Punch List Work to completion and of Mall II Buyer's intention to undertake the Punch List Work, then fifteen (15) days thereafter if the Punch List Work is not completed or being diligently prosecuted to completion by Developer, Mall II Buyer shall have the right (but not the obligation) to undertake the Punch List Work itself (or through other Persons) at Developer's expense; and if and to the extent that Mall II Buyer does so, Developer shall pay upon demand the reasonable costs so incurred by Mall II Buyer.

        (e) Any dispute under this Section shall be submitted to the Independent Expert for resolution. As to any matter so submitted, the time periods specified in Sections 3.8(b) or 3.8(c) above shall be tolled until the date a decision is reached or issued by the Independent Expert.

        (f) The provisions of this Section 3.8 shall survive the Closing.

                                   ARTICLE 4

                      DESIGN OF BUILD-OUT OF PHASE II MALL

        4.1 DESIGN OF BUILD-OUT. Mall II Buyer and Developer will jointly design the Landlord Build-Out, and Mall II Buyer and Developer will jointly cause the Tenants to design the Tenant Build-Out of the Tenant Spaces, so that the Phase II Mall will be a First-Class mall with a Beverly Hills/Rodeo Drive theme and an upscale neo-classical style as provided in the Initial Plans. Developer shall have the right to deal directly with Tenants and the Tenant's' contractors to the extent necessary for the coordination of the Build-Out design and construction.

        4.2 BUILD-OUT DESIGN SUBMISSIONS FOR COORDINATION. Developer will coordinate the Tenant Build-Out with the construction of the Mall Improvements and the Landlord Build-Out and Mall II Buyer and Developer will jointly supervise Tenants to ensure that the Tenant Build-Out is performed in accordance with the Initial Plans, the Final Construction Drawings and Specs, the Initial Demising Wall Plan, the Final Demising Wall Plan, this Agreement, the Construction Safety & Health Manual, the Tenant Handbook, the Site Logistics Procedures, the Work Continuation Agreement, the REA or the Amended REA. Developer shall have the right to review and approve, in its reasonable judgment, the consultant or contractors agreements for any Build-Out Work for which it is required to pay. Mall II Buyer shall endeavor to deliver, or cause Tenants to deliver, such contracts to Developer.

                                   ARTICLE 5

                            CONSTRUCTION OF BUILD-OUT

        5.1 CONSTRUCTION OF BUILD-OUT. Developer will undertake the construction of the Landlord Build-Out, including agreement, upon consultation with Mall II Buyer, on the terms and conditions of any contracts to construct the Landlord Build-Out. Developer will ensure that the Landlord Build-Out is performed in accordance with the Initial Plans, the Final Construction Drawings and Specs, the Initial Demising Wall Plan, the Final Demising Wall Plan, this Agreement, the Site Logistics Procedures, the Construction Safety & Health Manual, the guidelines of the Tenant Handbook set forth in SCHEDULE "14" attached hereto and made a part hereof, as the same may be modified to reflect the theme and layout of the Phase II Mall and from time to time by Developer (the "TENANT HANDBOOK") and the Work Continuation Agreement set forth in SCHEDULE "20" attached hereto and made a part hereof. Developer will obtain at its expense with regard to any Landlord Build-Out, and Developer and Mall II Buyer will cause Tenants to obtain with respect to any Tenant Build-Out, all permits and approvals for construction of the Tenant Build-Out other than the Required Mall Improvement Permits (which Developer shall obtain at Developer's expense). The Landlord Build-Out shall be constructed of good quality; in a workman-like manner and incorporating only new materials and equipment; and by means and methods complying with applicable Legal Requirements and insurance requirements. Developer shall commence the Landlord Build-Out Work, and Mall II Buyer and Developer shall jointly cause Tenants to commence the Tenant Build-Out Work no later than promptly after delivery of the Build-Out Notice, subject to Force Majeure, Developer Delays, Construction Delays and the Site Logistics Procedures. Developer shall be responsible to pay all Leasing Costs in connection with the Landlord Build-Out.

        5.2 MALL II BUYER'S INDEMNIFICATION.


        (a) Mall II Buyer agrees (at Mall II Buyer's expense) to indemnify, defend and hold harmless Developer and Mall II LLC (such indemnification of Mall II LLC only prior to the assignment of the Membership Interests to Mall II Buyer) and their respective directors, officers, stockholders, partners, members, and employees (the foregoing collectively the "DEVELOPER INDEMNITEES") from and against loss, liability, damage, cost, or expense (including Fees and Costs) which any of them may suffer, or which may be asserted against any of them, in whole or in part by reason of, or in connection with: (i) any bodily injury, sickness, disease or death of or to any person or persons, or any damage to or destruction of property, arising out of or resulting from acts or omissions of Mall II Buyer, Mall II LLC (to the extent taken or occurring after Closing), or their respective contractors or subcontractors in connection with any act or omission of any such party in respect of the Phase II Land or the Mall Improvements; (ii) any failure by Mall II Buyer, Mall II LLC (to the extent occurring after Closing), or their respective contractors or subcontractors to comply with applicable Legal Requirements or insurance requirements; (iii) the use or misuse by Mall II Buyer or Mall II LLC (to the extent occurring after Closing) or their respective contractors or subcontractors of Hazardous Materials on the Phase II Land or in the Leasehold Airspace; (iv) infringement of patent rights, licensing or royalty agreements, or trade secrets by Mall II Buyer or Mall II LLC (to the extent occurring after Closing), or their respective contractors or subcontractors; and/or (v) any liens filed against the Building and/or the Phase II Land or the Leasehold Airspace by any Person claiming by, through, or under Mall II Buyer, Mall II LLC (to the extent occurring after Closing) other than liens filed as a result of Developer's failure to pay any Leasing Costs.

        (b) Mall II Buyer shall defend any Legal Proceedings commenced against any of Developer Indemnitees concerning any matter covered by the foregoing indemnification. Mall II Buyer shall give Developer copies of documents served in any such Legal Proceeding and shall advise Developer regularly as to the status of the same. If Mall II Buyer fails to defend diligently against any such Legal Proceeding, or if Developer reasonably believes that Mall II Buyer's interest in such Legal Proceeding is adverse to Developer's interest therein, Developer shall have the right (but not the obligation), upon ten (10) Business Day's prior written notice, to defend the same at Mall II Buyer's expense. Mall II Buyer shall not settle any such Legal Proceeding without the written consent of Developer (unless such settlement shall release each Developer Indemnitee against whom liability has been asserted from all liability with respect to such Legal Proceeding without contribution from such Indemnitee). No Developer Indemnitee may settle any such Legal Proceeding without the written consent of Mall II Buyer, which shall not be unreasonably withheld.

        (c) Developer shall notify Mall II Buyer promptly of every Legal Proceeding or claim which may be covered by the indemnification in (a) above. Mall II Buyer's obligations under this Section 5.2 shall not be limited or defined by the amount of insurance carried by Mall II Buyer or by limitations on the amount or type of damages under worker's compensation acts or other laws relating to employee benefits.

        (d) This Section shall not require indemnification of any Developer Indemnitee TO THE EXTENT of the negligence or willful misconduct of Developer, Mall II LLC (prior to the transfer of the Membership Interests to Mall II Buyer), any of their respective agents or another Developer Indemnitee.

        (e) The provisions of this Section 5.2 shall survive the Closing.

        5.3 INSURANCE COVERAGES. Mall II Buyer and Developer shall jointly cause each Tenant with access to the Tenant Spaces to perform the Tenant Build-Out to include Developer and Mall II LLC as additional insureds on each policy of liability insurance carried by such Tenant, as applicable, with respect to the Tenant Build-Out with a limit of not less than $10,000,000 with respect to any Tenant. Mall II Buyer and Developer shall jointly cause each such Tenant to furnish certificates evidencing all such insurance coverages to Developer before such Tenant starts work in the Phase II Mall. Alternatively, the parties may agree that Mall II Buyer, Mall II LLC and Developer may be included as insureds under one or more liability policies covering the Build-Out and the entire Building.

        5.4 SITE LOGISTICS PROCEDURES AND PLAN. Within a reasonable time before Developer or a Tenant, as applicable, commences the Build-Out (so that Mall II Buyer and Developer may plan and schedule site mobilization, logistics, and materials deliveries), Developer shall promulgate procedures and a plan (the "SITE LOGISTICS PROCEDURES") for mobilization, logistics, and access applicable to all Persons performing construction work or services in the Building, including work hours; delivery, handling and storage of materials; staging, hoisting, use of elevators and loading docks, location of trailers; and other such matters. All Persons performing work in the Building shall be required to abide by the Construction Safety & Health Manual described on SCHEDULE "9" attached hereto and made a part hereof, as the same may be modified by Developer to reflect the Phase II Mall layout and other relevant facts (the "CONSTRUCTION SAFETY & HEALTH MANUAL") and either Developer or H/C I Owner may, from time to time, update and revise the Construction Safety & Health Manual in its reasonable discretion. The parties acknowledge that staging, hoisting, etc. may need to be integrated into the design and is crucial to construction sequencing. The Site Logistics Procedures: (a) shall not discriminate against any Tenant in such matters; (b) shall afford any Tenant performing Tenant Build-Out Work regular but non-exclusive use of hoists and elevators for orderly and regular access to the areas of the Building in which Tenant will perform any Tenant Build-Out; (c) shall allow any Tenant orderly and regular access to those areas of the Building outside the Phase II Mall which such Tenant must access to supervise or perform the Tenant Build-Out; and (d) shall allow for sufficient facilities, equipment and access to permit the orderly and continuous prosecution and completion of the construction of the Tenant Build-Out by Tenants and the contractors and subcontractors of Tenants during normal working hours (and on an overtime basis if a Tenant elects to perform work on an overtime basis and other construction work is permitted on an overtime basis). The Site Logistics Procedures shall specify that Developer will provide hoists and operating engineers to operate hoists and service elevators (but only so long as such docks, hoists and elevators are available for use as of such date). However, notwithstanding the foregoing, the Site Logistics Procedures may provide that, starting on a date prior to the opening for business of any portion of the Phase II Hotel/Casino, the access of Tenants (and their respective contractors' and subcontractors') for supervision and construction of the Tenant Build-Out shall be limited to the loading docks, hoists and service elevators (but only so long as such docks, hoists and elevators are available for use as of such date). Developer shall not discriminate against the Tenants in applying the Site Logistics Procedures or otherwise in Developer's administration of construction work on, or access to or through, the Building. The Site Logistics Procedures shall not impose any cost or charge for access to or through, or use of, any facilities or areas of the Building EXCEPT FOR pass-through without markup of actual labor, utility or equipment charges or other third-party costs (collectively, "DIRECT COSTS") for use of facilities as to which labor or special equipment are required and are specifically chargeable to or paid by Developer (including overtime where applicable). The costs of the hoists and service elevators shall not be included in Direct Costs, except to the extent which a Tenant requests overtime service. If direct hourly rates do not apply, Developer shall pay, unless the applicable Tenant shall be required to pay, 100% of Direct Costs for equipment and facilities used exclusively by any Tenant and an equitable portion of Direct Costs for equipment and facilities also used by others as and to the extent actually used by any Tenant based on such Tenant's percentage of use of special equipment and facilities (including overtime where applicable). Developer shall provide dumpsters for use in connection with the Tenant Build-Out. Mall II Buyer shall be responsible for cleaning their own work area and removing their own trash to the provided dumpsters. Each Tenant shall pay for the dumpster service as a part of the Direct Costs in accordance with their Tenant Space's proportionate percentage of the total leasable Floor Area.

        5.5 INSPECTION BY DEVELOPER. Developer shall have the right (and Mall II Buyer and Developer shall endeavor to include such a right in the Leases) during usual business hours, at Developer's expense and upon reasonable notice to Mall II Buyer or Tenants, to inspect the Tenant Build-Out Work to ascertain that the performance of such work adheres to the Leases and design plans agreed to by Mall II Buyer, Developer and Tenants.

                                   ARTICLE 6

                    ACCESS TO PHASE II LAND; RELATED MATTERS

        6.1 ACCESS. After the date hereof, Developer shall allow Mall II Buyer and its Consultants, construction manager, contractors and representatives to visit, inspect, and review the Phase II Land and the Building and matters relating to the Phase II Land and the Building during working hours on Business Days upon reasonable advance telephonic notice. Mall II Buyer's indemnification in Section 5.2 and the insurance coverages set forth in Section 5.3 shall apply to all inspections of the Phase II Land pursuant to this Article. In connection with the joint leasing efforts described herein, Developer shall cooperate with Mall II Buyer, including, without limitation, making available to Mall II Buyer marketing materials with respect to the Phase II Hotel/Casino and (subject to the provisions of this Section 6.1) permitting Mall II Buyer to conduct tours of the Phase II Mall and the Phase II Hotel/Casino with prospective tenants. Developer will also allow Mall II Buyer and its representatives (during working hours on Business Days upon reasonable advance telephonic notice) to review and copy information in Developer's possession (other than information which Developer deems confidential) which may affect or relate to Mall II Buyer's review or inspection of the design or construction of the Mall Improvements, Mall II Buyer's participation in the design and construction of the Build-Out, and/or Mall II Buyer's ownership and/or operation of the Phase II Mall after the Closing or which Mall II Buyer may otherwise reasonably request to confirm, verify or inquire into matters covered by this Agreement, including the physical condition of the Phase II Land, plans, surveys, title examinations, construction contracts, etc. Developer and Developer's Consultants and representatives shall cooperate reasonably with Mall II Buyer's Consultants and representatives in such matters. Any visits to, or inspections at, the Phase II Land or the Building by Mall II Buyer or its representatives shall not interfere with construction or other work in progress and shall be subject to site safety concerns.

        6.2 INDEMNITY. Mall II Buyer agrees to indemnify Developer from and against loss, cost, expense, damage, charge, claim or liability (including Fees and Costs) which Developer may suffer, incur, or pay out by reason of the acts or omissions of Mall II Buyer and its Consultants and representatives in making any inspections of the Phase II Land and the Building pursuant to Section 6.1 (but not with respect to any condition at the Phase II Land or the Building discovered by any inspections, examinations or tests). Mall II Buyer and its Consultants shall have liability insurance in effect which covers any activities on the Phase II Land or in the Building before the Closing in accordance with
Section 6.1. The provisions of this Section 6.2 shall survive the Closing.

                                   ARTICLE 7

                       TIMING FOR DESIGN AND CONSTRUCTION

        7.1 SUBSTANTIAL COMPLETION.


        (a) Developer shall give Mall II Buyer quarterly updates of the progress of construction of the Mall Improvements and the Palazzo Casino Resort and monthly updates for the six (6) months immediately preceding the date on which Developer expects to achieve Substantial Completion. Developer shall achieve Substantial Completion by the date that is the earlier of (i) thirty-six (36) months after the date on which sufficient permits are received to allow Developer to begin construction in compliance with Legal Requirements and (ii) March 1, 2008, as the same may be extended due to Force Majeure, Construction Delays or Buyer Delays (the "OUTSIDE SUBSTANTIAL COMPLETION DATE"). In the event that, despite Developer's diligent efforts, Substantial Completion has not occurred by the Outside Substantial Completion Date and Developer shall nevertheless be endeavoring diligently to complete the Mall Improvements, then so long as Mall II Buyer is not in default of any obligations under this Agreement, Mall II Buyer shall be entitled to liquidated damages (the "INTERIM LIQUIDATED DAMAGES") in the amount of $5,000 per day for each day after the Outside Substantial Completion Date on which Substantial Completion has not occurred up to and including the date that is six (6) months after the Outside Substantial Completion Date and $10,000 per day for each day from and after said date to and including the date that is one (1) year after the Outside Substantial Completion Date on which Substantial Completion has not occurred. During the one year period during which Interim Liquidated Damages are payable, Developer shall also reimburse Mall II Buyer for actual out-of-pocket damages incurred and paid to Tenants under said Tenant's Leases (including any reduced rent, rent abatements or other rent concessions under said

Tenant's Leases) resulting from Developer's delay in achieving Substantial Completion ("LEASE DAMAGES").

        (b) If Substantial Completion has not occurred on or before the date that is one (1) year after the Outside Substantial Completion Date, subject to extension for Force Majeure, Construction Delays and Buyer Delays, then Mall II Buyer and Developer agree that it would be impracticable and extremely difficult to ascertain the actual damage to Mall II Buyer as a result of the failure of Developer to achieve Substantial Completion by such date and that the Buyer Liquidated Damages Amount is a reasonable estimate of the damages which Mall II Buyer will incur as a result of such failure and, in such an event, Developer shall pay to Mall II Buyer the Buyer Liquidated Damages Amount and Developer shall be responsible to pay the Lease Damages. The "BUYER LIQUIDATED DAMAGES AMOUNT" as used in this Agreement shall mean one hundred million dollars ($100,000,000).

        7.2 OPENING DATE.

        (a) Commencing upon the notification from Developer to Mall II Buyer of the Anticipated Completion Date as provided in Section 3.8, Mall II Buyer and Developer shall negotiate in good faith, based on the work required to complete the Phase II Mall and the Phase II Hotel/Casino, to agree on an appropriate date for the Phase II Mall and the Phase II Hotel/Casino to open for business (the "OPENING DATE"). Developer shall cause the Phase II Hotel Casino to open for business no later than the Opening Date. "OPEN FOR BUSINESS" as used in connection with the Phase II Hotel/Casino shall mean that the casino is open for business to the general public and at least one thousand (1,000) guest rooms are available for occupancy by hotel guests. The Opening Date shall be extended one day for each day of delay due to Force Majeure, Construction Delays or Buyer Delays. If Developer shall fail to cause the Phase II Hotel/Casino to Open for Business by the Opening Date, as extended as described in the prior sentence, Developer shall pay to Mall II Buyer the amount of $5,000 per day for each day after the Opening Date on which the Phase II Hotel/Casino fails to Open for Business up to and including the one hundred and eighty-first (181st) day following the Opening Date and $10,000 per day for each day from the one hundred and eighty-first (181st) day following the Opening Date through the one year anniversary of the Opening Date on which the Phase II Hotel/Casino fails to Open for Business. From and after the date that is one year after the Opening Date, if the Phase II Hotel/Casino is not Open for Business, Developer shall reimburse Mall II Buyer for any actual damages incurred as a result of the delayed opening for business of the Phase II Hotel/Casino.

        (b) Mall II Buyer shall use commercially reasonable efforts to cause the Phase II Mall to Open for Business on the Opening Date, but in no event shall the Phase II Mall Open for Business later than the latest of (i) four (4) months after the date on which Substantial Completion is achieved, (ii) the date on which the Phase II Hotel/Casino opens for business or (iii) the Opening Date (the "MALL OPENING Date"). "OPEN FOR BUSINESS" as used in connection with the Phase II Mall shall mean that the Phase II Mall has held a public grand opening. The Mall Opening Date shall be extended one day for each day of delay due to Force Majeure or Developer Delays. If Mall II


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

Buyer shall fail to cause the Phase II Mall to Open for Business by the Mall Opening Date, as extended as described in the prior sentence, Mall II Buyer shall reimburse Developer for any actual damages incurred as a result of the delayed opening for business of the Phase II Mall.

        (c) The provisions of this Section 7.2 shall survive the Closing.

                                   ARTICLE 8

                              AMENDED REA AND COREA

        8.1 AMENDED REA. The Phase II Mall is part of a complex consisting of the Venetian Casino Resort and the Palazzo Casino Resort. The Venetian Casino Resort and the Palazzo Casino Resort each include several component sections each owned by a different Unit Owner. The REA is the document that governs the relationship, including, among other things, cost allocations and easements, among the various Unit Owners. Prior to the Closing, Developer, Mall II Buyer and the other Unit Owners shall prepare an amendment and/or restatement of the REA to be entered into by and among the Unit Owners (the "AMENDED REA") to reflect the construction of the Palazzo Casino Resort and the acquisition of the Membership Interests by Mall II Buyer. Negotiations regarding the Amended REA will follow as soon as practicable following the date hereof and each of Developer and Mall II Buyer must act in good faith and reasonably in connection with such negotiations. The Amended REA shall amend the terms of the REA to provide for, among other things, (i) appropriate mutual operating covenants,
(ii) joint marketing and advertising, (iii) certain shared casino or mall operations, (iv) the sharing of customer information, (v) the joint purchasing of insurance, (vi) shared security operations, (vii) easements, encroachments and other similar rights necessary or desirable for the operation of the various components of the Venetian Casino Resort and the Palazzo Casino Resort, (viii) a requirement that Mall II LLC pay its share of those common maintenance, utility costs and other items as set forth on SCHEDULE "15 attached hereto and made a part hereof (subject to variables set forth in SCHEDULE "15), (ix) parking, (x) that Mall I Buyer shall cause the governing documents between Mall I LLC and Mall I Buyer and their respective lenders to provide that Developer and its Affiliates are permitted transferees of Mall I LLC's interest in the Phase I Mall or Mall I Buyer's interest in Mall I LLC and that Developer or any of its Affiliates shall be permitted to assume such financing in connection with the exercise by Developer of its rights under Section 21.2 and (xi) any other matters that would be of mutual benefit to the Unit Owners. In the event that the Unit Owners are not able to agree on the terms of the Amended REA the matter shall be referred to an Independent Expert in accordance with the provisions of
Article 9.

        8.2 COREA. No later than thirty (30) days prior to the opening of the Phase II Mall, unless Mall I LLC and Mall II LLC agree otherwise, there must be in place an executed construction, operation and reciprocal easement agreement ("COREA") between Mall I LLC and Mall II LLC. Negotiations regarding the COREA will follow as soon as practicable following the date hereof and each of Mall I LLC and Mall II LLC must act in good faith and reasonably in connection with such negotiations. The COREA must, among other things, (i) be an agreement that a commercially reasonable owner of the Phase I Mall and of the Phase II Mall would execute, (ii) provide that, unless the prior written consent of Mall I LLC has been obtained, the Phase II Mall shall not contain more than five hundred thousand (500,000) square feet of gross leasable area, (iii) contain guidelines relating to the design of the Phase II Mall (including, without limitation, the connection(s) between the Phase I Mall and the Phase II Mall), and relating to alterations and maintenance of the Phase I Mall and the Phase II Mall, so that, among other things, the malls are architecturally harmonious and constructed and maintained in a first-class manner, (iv) provide for the joint maintenance, leasing, marketing, management and operation, of the Phase I Mall and the Phase II Mall, (v) require each of Mall I LLC and Mall II LLC to pay (A) all operating and other expenses that are directly allocable to either mall and (B) an equitable portion of all operating and other expenses that are not directly allocable to either mall but otherwise relate to the "integrated mall" ("SHARED MALL EXPENSES"), (vi) provide for approval of a leasing plan and, with respect to all operating expenses that should appropriately be Shared Mall Expenses, an operating budget prior to commencement of operation of the Phase II Mall and each year thereafter, (vii) provide that each of Mall I LLC and Mall II LLC is entitled to receive and retain, for its own account, all revenue generated by the Phase I Mall or the Phase II Mall, as applicable, (viii) allow each of Mall I LLC and Mall II LLC to sell and finance its mall and, in connection therewith, to assign or mortgage its interest in the COREA, (ix) provide for the granting of appropriate easements across each of the Phase I Mall and the Phase II Mall,
(x) contain provisions relating to restoration of the Phase I Mall and the Phase II Mall after casualty and condemnation, (xi) contain a mechanism to resolve disputes under the COREA and (xii) require Mall II LLC to grant to Mall I LLC an easement for the location and operation by Mall I LLC of the gondola ride through certain areas of the Phase II Mall. In the event that Mall I LLC and Mall II LLC are not able to agree on the terms of the COREA the matter shall be referred to an Independent Expert in accordance with the provisions of Article 9.

                                   ARTICLE 9

                        CONSULTATION; DISPUTE RESOLUTION

        9.1 CONSULTATION; MALL II BUYER'S SITE REPRESENTATIVE. The parties will consult with each other regularly concerning the evolving design, respectively, of the Mall Improvements and of the Build-Out and also of the construction of the Mall Improvements and the Build-Out while in progress. For this purpose the parties shall exchange drawings, specifications, shop drawings, submittals, excerpts of meeting minutes, and other materials that may be necessary or appropriate to further the purposes of this Agreement. Mall II Buyer shall appoint a representative who shall be assigned full time to the Phase II Mall as the on-site representative of Mall II Buyer (the "MALL II BUYER SITE REPRESENTATIVE"). The Mall II Buyer Site Representative shall be the primary point of contact between Developer and Mall II Buyer as to the matters contemplated by this Agreement, including, without limitation, the delivery of the Mall II Buyer Monthly Statement, the development of the Common Area Plans, the Initial Demising Wall Plan and the Final Demising Wall Plan, coordinating the Tenant Build-

Out Work by the Tenants, their contractors and subcontractors and any requested changes to the Final Construction Drawings and Specs, the Initial Demising Wall Plan, the Final Demising Wall Plan, the Standards Document or the Common Area Plans. The Mall II Buyer Site Representative shall have authority to make decisions and execute agreements in regard to the Phase II Mall, and to exercise any rights of Mall II Buyer under this Agreement, on behalf of Mall II Buyer and Developer shall be entitled to rely on any instructions, consents or approvals given by the Mall II Buyer Site Representative as if they are the instructions of Mall II Buyer. Each party may invite representatives of the other (including the Mall II Buyer Site Representative) from time to time, to attend such party's regular job or project meetings to discuss matters of interest or concern. This Section shall not require disclosure of confidential or sensitive materials or require attendance at meetings in which disputes with the other party, unresolved positions, or matters not involving the other party are to be discussed.

        9.2 RESOLUTION OF DISPUTES.

        (a) In the event there is a dispute among any of the parties (the "DISPUTING PARTIES") regarding the amount of any Interim Payment and the Disputing Parties cannot, with respect to such dispute, resolve such dispute prior to the time set forth for payment of such Interim Payment, then the matter in question shall be resolved in accordance with the further provisions of this
Section 9.2(a). In the event of any such disagreement, Developer and Mall II Buyer shall promptly notify the Independent Expert (as defined below) of such disagreement and of their desire that such disagreement be resolved by the Independent Expert. Developer and Mall II Buyer shall each present to the Independent Expert the amount they believe to be the correct amount of the Interim Payment in dispute and any documentation necessary to support such position. The Independent Expert may only decide in favor of the amount presented by either Developer or Mall II Buyer, and may not make a ruling/determination other than in favor of one of the two amounts presented.

        (b) In the event that there is a dispute among the Disputing Parties that this Agreement provides will be resolved by an Independent Expert arising out of or relating to this Agreement, other than those disputes in regard of the amount of any Interim Payment described in Section 9.2(a) above. and the Disputing Parties cannot, with respect to any such dispute, resolve such dispute within the time period set forth in Section 9.3 of this Agreement, then the matter(s) in question shall be resolved in accordance with the further provisions of this 9.2(b). In the event of any such disagreement, the Disputing Parties shall promptly notify the Independent Expert (as defined below) of such disagreement and of their desire that such disagreement be resolved by the Independent Expert. The Independent Expert shall be instructed to render its decision within the time period set forth in Section 9.3 below after such notification. Each of the Disputing Parties shall be entitled to present evidence and arguments to the Independent Expert, which evidence and arguments may include the relevant provisions hereof. During the pendency of such dispute-resolution procedure, the Disputing Parties shall continue their performance under this Agreement, including with respect to the matter that is the subject of such procedure. The determination of the Independent Expert acting as above provided (i) shall be conclusive and binding upon the


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

parties to this Agreement and (ii) shall in no event modify, amend or supplement this Agreement in any manner. The Independent Expert shall be required to give written notice to the Disputing Parties stating its determination, and shall furnish to each party to this Agreement a signed copy of such determination. Each of the Disputing Parties shall pay half of the fees and expenses of the Independent Expert and all other expenses of the above-described dispute resolution procedure (not including the attorneys' fees, witness fees and similar expenses of the Disputing Parties, which shall be borne separately by each of the Disputing Parties).

        9.3 SUBMISSION OF DISPUTES TO INDEPENDENT EXPERT.

        (a) SUBMISSIONS ON AN EXPEDITED BASIS. Disputes referred to the Independent Expert pursuant to the terms of this Agreement which are reasonably likely to cause a delay in Substantial Completion, other than the determination of Substantial Completion itself which shall be made in accordance with Section 3.8, may be submitted for determination by an Independent Expert on an expedited basis at any time if the Disputing Parties have been unable to settle such dispute. The Independent Expert shall deliberate on an expedited basis on such matters and shall render its decision within five (5) Business Days after notification of the dispute. If the Independent Expert notifies the Disputing Parties that it is impracticable to make a determination of such dispute within such five (5) Business Day period, the deadline for the rendering of a decision shall be extended as long as necessary as the Independent Expert proceeding diligently shall take to resolve such dispute. Notwithstanding the submission of such disputes to the Independent Expert, the Disputing Parties may proceed with construction in regard to the disputed matter in the manner in which Developer (in connection with disputes regarding Substantial Completion, the Mall Improvements or the Landlord Build-Out) has determined, in good faith, is appropriate and in compliance with this Agreement. If the Independent Expert determines that one of the Disputing Parties has proceeded in a manner that is in breach of the terms of this Agreement, such party shall be liable to the other for all loss, liability, damage, cost, or expense (including Fees and Costs) which the other party may suffer, or which may be asserted against such party arising from such breach.

        (b) SUBMISSIONS ON AN ORDINARY BASIS. In any matter other than those set forth in Section 9.3(a) above that this Agreement specifies shall be resolved by an Independent Expert, in the event that the Disputing Parties cannot, without respect to any such dispute, resolve such dispute (a) by the Closing Date, the applicable Interim Payment Date, the Earn-Out Date or the Final Date, with respect to disputes regarding the Closing Payment, any Adjustment Payment, the Earn-Out Payment or the Recalculated Earn-Out, respectively, or (b) within thirty (30) days, then the matter(s) in question shall be resolved in accordance with Section 9.2. The Independent Expert shall be instructed to render its decision within thirty (30) days (or any shorter time reasonably agreed to by the Disputing Parties) after such notification.

        9.4 IDENTITY OF INDEPENDENT EXPERT. As used herein, the "INDEPENDENT EXPERT" shall mean (a) with respect to any dispute pertaining to architectural, construction or engineering matters, an appropriately licensed and/or


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

registered (as applicable), reputable and independent architect or engineer; (b) with respect to any dispute pertaining to hotel, casino, restaurant or retail complex operation or management, a reputable and independent Person with experience in pertinent commercial real estate operation and management; and (c) with respect to any other dispute, a licensed, reputable and independent certified public accountant, in each of (a), (b) or (c) reasonably acceptable to the Disputing Parties. In all events, the Independent Expert shall (i) not be affiliated with Developer, Mall II LLC or Mall II Buyer (or any Affiliate of any of them) and (ii) have at least ten (10) years of relevant experience and expertise with respect to large commercial real estate projects in Las Vegas, Nevada and/or Clark County, Nevada. In the event that Developer and Mall II Buyer can not agree on the selection of an Independent Expert to resolve disputes under Section 9.2(a) or (b) above, each of Developer and Mall II Buyer shall choose an individual who satisfies the Independent Expert requirements of this Section 9.4. Those individuals so chosen shall confer in good faith to select a third individual who shall be the Independent Expert for the purposes of this Agreement and the choice so made shall be binding on Mall II Buyer and Developer. Proceedings before or involving dispute resolution under this Article in and of themselves shall not constitute events of Force Majeure.

        9.5 The provisions of this Article 9 shall survive the Closing.

                                   ARTICLE 10

                            MALL II BUYER CONDITIONS

        10.1 CONDITIONS TO MALL II BUYER'S OBLIGATIONS. Mall II Buyer's obligation to consummate the Closing under this Agreement shall be subject to satisfaction of each of the following conditions at or before the Closing:

        (a) Developer shall have caused a commercial subdivision of the Palazzo Casino Resort in order to cause the Phase II Mall and the Phase II Hotel/Casino to become legal parcels which are separate and distinct from each other and from the Phase II Land capable of being conveyed in fee simple.

        (b) Developer shall have formed Mall II LLC and conveyed Developer's fee interest in the Fee Mall Space and Developer's leasehold interest in the Leasehold Mall Space to Mall II LLC.

        (c) Substantial Completion shall have occurred.

        (d) Title Insurer shall be willing to issue an owner's policy of title insurance in the amount of the Closing Payment, subject to payment of premiums, insuring fee title to the Fee Mall Space and leasehold title to the Leasehold Mall Space and the Casino Shops as being vested in Mall II LLC, free of Encumbrances other than Permitted Encumbrances, which policy shall include a non-imputation endorsement in Title Insurer's standard form and reasonably acceptable to Mall II Buyer.

        (e) Developer shall have executed and delivered to Mall II Buyer an Assignment of the Membership Interests in a form reasonably acceptable to Mall II Buyer.

        (f) All representations and warranties of Developer (without reference to any modifications thereof contained in Developer's Representation Certificate) contained in this Agreement that are required to be true, correct and complete as of the Closing Date shall be true, correct and complete in all material respects subject, however, to matters known to Mall II Buyer as of the date hereof.

        (g) Developer shall not be in default in any material respect, as of the Closing Date, under Developer's covenants, agreements and undertakings on behalf of itself or Mall II LLC in this Agreement.

        (h) Developer shall have executed and delivered all Closing Instruments required to be executed and delivered by Developer at or prior to the Closing.

        (i) Developer or H/C I Owner shall have obtained such insurance coverage, if any, that it is required to obtain pursuant to the terms of the Amended REA; and if and to the extent that such policy is not yet effective, Developer shall have in force a policy of builder's risk insurance which shall cover the Mall Improvements until such time as the foregoing insurance coverage required by the Amended REA becomes effective. In either case, a certificate of such policy shall have been delivered to Mall II Buyer.

        (j) There shall exist no Hazardous Materials in or on the Phase II Land or the Development that would prevent Use and Occupancy of the Phase II Mall and/or the Common Elements by Mall II Buyer.

        (k) No petition for relief or similar Legal Proceeding has been filed (unless dismissed within 60 days) pursuant to the United States Bankruptcy Code with respect to Mall II LLC or the Developer and there shall be no binding injunction, order or judgment of any court having proper jurisdiction prohibiting Mall II Buyer from consummating the Closing.

        (l) Developer shall have delivered a certificate stating that it is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended.

        (m) Developer and Mall II LLC shall have entered into the Master Lease Agreement and a memorandum thereof in recordable form shall have been delivered to the Title Insurer for recording.

        (n) Las Vegas Asia Corp.("TSUNAMI") shall have surrendered its leasehold interest in the Phase I Mall and shall have delivered possession of such space to Mall I LLC if the same is required pursuant to Section 15.14 of this Agreement.

        (o) Mall II LLC shall have received from each lender holding a mortgage encumbering the fee interest in the Casino Shops an executed subordination, non-disturbance and attornment agreement (the "SNDA") in form reasonably acceptable to Mall II Buyer, with respect to the Master Lease Agreement. Developer hereby agrees to use commercially reasonable efforts to obtain such SNDA from any such lender.

        (p) All exterior barricades, lifts and hoists shall have been removed to the extent that the same interfere with the Phase II Hotel/Casino and/or the Phase II Mall being Open for Business, the Phase II Automobile Parking Area shall be open and all building systems in the Phase II Mall (including, without limitation, HVAC and life and safety) shall have been tested and verified as being in working order.

        (q) All Tenant Payments held by Developer pursuant to Section 16.3(c), if any, shall be transferred to an account maintained in the name of Mall II LLC.

        (r) The Phase II Hotel/Casino shall be Open for Business.

        (s) Any other condition to Mall II Buyer's obligations which are specifically set forth in this Agreement shall have been fulfilled.

                                   ARTICLE 11

                              DEVELOPER CONDITIONS

        11.1 CONDITIONS TO DEVELOPER'S OBLIGATIONS. The obligations of Developer to be performed at the Closing shall be subject to satisfaction of the following conditions:

        (a) All representations and warranties of Mall II Buyer in this Agreement shall be true, correct, and complete in all material respects as of the Closing Date.

        (b) Mall II Buyer shall not be in default in any material respect, as of the Closing Date, under any covenant, agreement or undertaking of Mall II Buyer under this Agreement.

        (c) Mall II Buyer shall have executed and delivered all Closing Instruments required to be executed and delivered by Mall II Buyer at or prior to the Closing.

        (d) Mall II Buyer shall have delivered the Closing Payment to Developer as set forth in Section 20.2(a) of this Agreement.

        (e) Any other conditions to Developer's obligations which are specifically set forth in this Agreement shall have been fulfilled.

                                   ARTICLE 12

                              WAIVER OF CONDITIONS

        12.1 MALL II BUYER'S WAIVER. Mall II Buyer shall have the right to waive compliance by Developer and/or any other party with any condition set forth in
Article 10.

        12.2 DEVELOPER'S WAIVER. Developer shall have the right to waive compliance by Mall II Buyer of any condition set forth in Article 11.

        12.3 WRITTEN WAIVER. Any waiver under Section 12.1 or 12.2 must be in writing and must refer specifically to the condition being waived. If the Closing occurs, the conditions in Articles 10 and 11 shall be deemed to have been satisfied unless specified to the contrary in writing, whether or not specifically waived; provided, however, that neither party shall be released from any obligations which survive the Closing.

        12.4 NOTICE BY DEVELOPER. Subject to Section 15.12, if, before the Closing Date, either party becomes aware that any of Developer's representations and warranties in this Agreement are untrue, incorrect, or incomplete in any material respect (provided that such representations and warranties were true, correct and complete when originally made), such party shall give notice to the other party as promptly as practicable. Thereafter, Developer shall have the right to cure or correct the problem prior to the Closing Date.

        12.5 NOTICE BY MALL II BUYER. Subject to the last two sentences of
Section 16.1, if, before the Closing Date, either party becomes aware that any of Mall II Buyer's representations and warranties in this Agreement are untrue, incorrect or incomplete in any material respect (provided that such representations and warranties were true, correct and complete when originally made), such party shall give notice to the other party as promptly as practicable. Thereafter, Mall II Buyer shall have the right to cure or correct the problem prior to the Closing Date.

        12.6 COVENANT TO SATISFY CONDITIONS. Developer and Mall II Buyer each hereby agree to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of the other party to be fully satisfied, performed and discharged on and as of the Closing Date, except that neither party shall have any obligation to expend any funds or incur any liabilities or obligations which it would not otherwise be required to spend or incur under the provisions of this Agreement.


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

                                   ARTICLE 13

                                     CLOSING

        13.1 THE CLOSING. The Closing shall take place at the offices of Developer's counsel (or at another location in Clark County, Nevada or New York City, New York designated by Developer) at 10 am on the Mall Opening Date, time being of the essence (the "CLOSING DATE").

        13.2 DELIVERY OF POSSESSION. Developer shall deliver possession of the Phase II Mall to Mall II Buyer at the Closing (if Mall II Buyer is not already in possession), subject only to the Permitted Encumbrances, the Site Logistics Procedures and this Agreement.

                                   ARTICLE 14

                       CLOSING DELIVERIES; RELATED MATTERS

        14.1 DEVELOPER'S DELIVERIES. Subject to the terms of this Agreement, Developer shall execute and deliver to Mall II Buyer or Mall II LLC, as applicable, at or prior to the Closing:

        (a) an assignment of the Membership Interests to Mall II Buyer (the "ASSIGNMENT");

        (b) a General Assignment/Bill of Sale assigning to Mall II LLC the Exclusive Mall Equipment;

        (c) the Amended REA;

        (d) the Developer's Representation Certificate;

        (e) the Developer's Warranty, if applicable;

        (f) notices to Tenants from the appropriate parties informing them of the termination of any lockbox agreements in effect immediately prior to the Closing and instructing Tenants to pay rent in such a manner as directed by Mall II Buyer;

        (g) Developer's copies of any Leases executed by Mall II LLC and Tenants;

        (h) Developer's copies of any Service Contract that shall survive the Closing;

        (i) all sales tax, transfer tax and other tax returns, if any, which the Developer is required by law to execute and deliver, either individually or together with Mall II Buyer, to any Government Authority as a result of the sale of the Membership Interests;

        (j) All records and files which are in the possession of the Developer relating to the operation and maintenance of the Phase II Mall, including without limitation, to the extent in the possession of Developer, current tax bills, current water, sewer, utility and fuel bills, payroll records, billing records for Tenants, Tenant files, repair and maintenance records and the like which affect or relate to the Phase II Mall, plans, drawings, blue prints and specifications for the Phase II Mall, certificates of occupancy and other licenses and permits and keys to the Phase II Mall; and

        (k) any other instruments or documents to be executed and/or delivered by Developer pursuant to SCHEDULE "7" or other provisions of this Agreement.

        14.2 MALL II BUYER'S DELIVERIES. Subject to the terms of this Agreement, Mall II Buyer shall execute and/or deliver to Developer at or prior to the
Closing:

        (a) the Closing Payment;

        (b) the Amended REA;

        (c) All sales tax, transfer tax and other tax returns, if any, certificates of value and similar documents which Mall II Buyer is required by law to execute and deliver, either individually or together with Developer to any Government Authority as a result of the purchase of the Membership Interests.

        (d) Counterparts of each of the instruments and documents listed in
Section 14.1 for which Mall II Buyer's execution is necessary to give effect to such instrument or documents;

        (e) Any payment for change costs required pursuant to Sections 3.3(b) or 3.3(c); and

        (f) any instruments or documents to be executed and/or delivered by Mall II Buyer pursuant to SCHEDULE "7" or any other provisions of this Agreement.

        14.3 UTILITY DEPOSITS AND ESCROWS. If applicable, at the Closing, Developer shall assign to Mall II LLC all deposits or escrows held for Developer's account at or by any public utility company in connection with public utility services furnished solely to the Phase II Mall. Mall II LLC shall pay, or Developer or Mall II Buyer shall cause Mall II LLC to pay, to Developer, at the Closing, for the amount of the deposits or escrows so assigned and will become responsible for public utility charges due thereafter with respect to the Phase II Mall. Alternatively, Developer may terminate such public utility accounts. Prior to the Closing Date, Developer shall notify all such public utility companies in writing (with copies to Mall II LLC) of the applicable transfer of service.

        14.4 DELIVERY OF PHASE II MALL DOCUMENTS. At the Closing subject to the terms of this Agreement, Developer shall deliver to Mall II LLC Developer's originals (or, if Developer has no originals, true and complete copies) of the Phase II Mall Documents; provided, however, that to the extent certain of the operating manuals that constitute the Phase II Mall Documents are not available to Developer at the time of Closing, Developer shall deliver them to Mall II Buyer as promptly as possible thereafter.

        14.5 PERFORMANCE OF COVENANTS AND RESPONSIBILITIES. At the Closing, Developer shall keep and perform all covenants and responsibilities to be performed at the Closing under this Agreement by Developer or by Mall II LLC.

        14.6 DELIVERY OF SURVEY. At Developer's expense, Developer shall deliver to Mall II LLC, at the Closing, an "as-built" survey (dated or updated to a date not earlier than sixty (60) days before the Closing Date) which shows the Phase II Mall as constructed within the Building at the point of construction as of such date. Upon completion of construction of the Development, Developer shall deliver a final version of such survey, showing the Development "as-built."

        14.7 APPROVALS, ETC. Developer shall use commercially reasonable efforts to obtain or complete, as applicable, all approvals, authorizations, consents or other actions by or filings with any Person (if any) which are required to be obtained or completed by Developer prior to or in connection with the execution and delivery of this Agreement or any of the Closing Instruments or in connection with any other action required to be taken by Developer hereunder at or before the Closing, including those listed in SCHEDULE "6" (if any), shall have been obtained or completed, as the case may be; however, it shall not be a condition to Mall II Buyer's obligations under this Agreement that any such approval, authorization or consent shall be obtained, but Developer shall be obligated to pay and indemnify Mall II Buyer from and against any damages, penalties or other sums that may be payable to the other Party by reason of Developer's failure to obtain such consent, which obligations shall survive the Closing.

                                   ARTICLE 15

                         REPRESENTATIONS AND WARRANTIES
                        OF DEVELOPER; CERTAIN AGREEMENTS

        15.1 REPRESENTATIONS AND WARRANTIES OF DEVELOPER. Developer represents and warrants to Mall II Buyer as follows:

        (a) The representations and warranties of Developer set forth in SCHEDULE "10," Part One attached hereto and made a part hereof, regarding its organization and ownership, authorization of this Agreement and other matters, are true and correct as of the date hereof. The representations and warranties of Developer set forth in SCHEDULE "10," Part Three attached hereto and made a part hereof, regarding the organization and ownership of Mall II LLC, authorization of this Agreement on behalf of Mall II LLC and other matters, shall be true and correct as of the Closing Date.


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

        (b) Except as set forth in SCHEDULE "6," there are no approvals, authorizations, consents or other actions by or filings with any Person which are required to be obtained or completed by Developer in connection with the execution and delivery of this Agreement or any of the Closing Instruments or in connection with any other action required to be taken by Developer hereunder at or before the Closing.

        (c) Except as set forth in SCHEDULE "6," to Developer's actual knowledge, there are no outstanding judgments, orders, writs, injunctions or decrees of any Government Authority, no pending Legal Proceedings, and no proceedings to foreclose any Mortgage, security instrument, lien or other claim, in each case, against Developer in connection with the Phase II Land or the Development.

        (d) Developer has received no written notice of any taking, or proposed taking, of the Phase II Land or the Phase II Mall in Condemnation (excluding sidewalk or street takings).

        (e) Except as set forth on SCHEDULE "18," attached hereto and made a part hereof, Developer has not entered into any leases with respect to the Phase II Mall and no third party has any right, option or election to rent space in the Phase II Mall.

        (f) Developer is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended.

        (g) With respect to the Membership Interests and Mall II LLC:

        (i) The Membership Interests shall constitute all of the membership and management interests in Mall II LLC at all times after the formation of Mall II LLC.

        (ii) Developer will upon completion, and as of the Closing Date, deliver to Mall II Buyer a true, correct and complete copy of the limited liability company agreement and certificate of formation of Mall II LLC, as amended. Developer and Mall II Buyer shall consult as to the form of limited liability company agreement of Mall II LLC and Mall II Buyer shall have reasonable approval rights as to the form of such Agreement except to the extent that certain provisions are required by a lender in order to obtain the necessary financing for the development, which provisions shall not require Mall II Buyer's consent.

        (iii) As of Closing, the Membership Interests shall be owned by Developer, free and clear of all liens, security interests, options and encumbrances and have not been pledged or hypothecated as of the date hereof to any third party (except for any pledge or hypothecation that will be released at or prior to Closing Date). Neither Developer nor Mall II LLC will grant, issue or enter into and neither Developer nor Mall II LLC will be bound by any options, rights, commitments, agreements, arrangements or undertakings of any kind (other than this Agreement) which will obligate or could obligate Developer or Mall II LLC to transfer the Membership Interests or any part thereof or interest therein or grant to any other person or entity any voting, management or other right in respect of the Membership Interests.

        (iv) Mall II LLC will pay all Impositions and other federal, state and local taxes as they become due.

        (v) Mall II LLC will elect to be taxed as a partnership.

        (h) With respect to the REA:

        (i) SCHEDULE "12" attached hereto and made a part hereof is a true, correct and complete, but non-executed, copy of the REA.

        (ii) As of the date hereof, the REA is in full force and effect, and Developer has not received written notice from any party to the REA that Developer has defaulted in performing any of its material obligations under the REA. To Developer's knowledge, as of the date hereof, no material default exists under the REA on the part of any of the parties thereto.

        (iii) There are no unpaid obligations of Developer due and payable under or in respect of the REA.

        15.2 MORTGAGES. Developer shall pay and discharge at or prior to the Closing any and every Mortgage against the Mall II Unit (and no Mortgage shall constitute a Permitted Encumbrance).

        15.3 SERVICE CONTRACTS. At or prior to the Closing, Developer shall terminate all Service Contracts (effective as of the soonest possible date), other than those listed on SCHEDULE "4" attached hereto and made a part hereof and any other Service Contract which Mall II Buyer elects in its sole discretion by notice on or before sixty (60) days prior to Closing to have Mall II LLC assume. Developer shall pay all termination costs in connection therewith.

        15.4 EMPLOYEES. Developer will have no employees engaged in the operation, management, or repair of the Building who are required to become employees of Mall II Buyer or Mall II LLC at or after the Closing. Mall II LLC will not have employees at any time, without the prior written consent of Mall II Buyer, not to be unreasonably withheld or delayed.

        15.5 TITLE. Developer will have good title (free of Encumbrances other than Permitted Encumbrances) to all items of Exclusive Mall Equipment on the Closing Date. Developer will own and have full authority to use the Phase II Mall Documents and to transfer the same to Mall II LLC as set forth in this Agreement.

        15.6 HAZARDOUS MATERIALS. Developer shall provide Mall II Buyer with a copy of reports, inspections, or analyses concerning the presence (or possible presence) of Hazardous Materials in or on the Phase II Land or the Building which Developer commissions or receives with reasonable promptness after receipt


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

thereof. If requested by Developer, Mall II Buyer shall reimburse Developer for the reasonable costs of copying such documents for Mall II Buyer.

        15.7 LEGAL PROCEEDINGS. Developer shall notify Mall II Buyer of any Legal Proceedings against Developer in connection with the Phase II Land or the Development (other than "slip and fall" or similar Legal Proceedings covered by insurance or other Legal Proceedings which will not adversely affect Developer's ability to convey the Membership Interests to Mall II Buyer or performance of Developer's obligations under this Agreement), or any notice of Condemnation (or proposed Condemnation) of the Phase II Land or the Building in each case promptly after receipt of the same (and upon request Developer shall provide Mall II Buyer with copies of relevant documents to the extent in Developer's possession).

        15.8 LIENS. Developer shall bond or otherwise discharge of record, at Developer's expense, any liens filed against the Phase II Mall before or after the Closing by any contractor or subcontractor of Developer (or any other Persons claiming through or under Developer).

        15.9 NO IMPLIED REPRESENTATIONS. Mall II Buyer acknowledges that except as expressly set forth in this Agreement, neither Developer nor any agent or representative or purported agent or representative of Developer has made, and Developer is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information (including, without limitation, any information set forth in materials heretofore furnished to Mall II Buyer by Goldman Sachs) pertaining to the Mall Improvements, the Phase II Mall, the Palazzo Casino Resort or any part thereof, the physical condition thereof, environmental matters, income, expenses or the operation thereof, the uses which can be lawfully made of the same under applicable zoning or other laws or any other matter or thing with respect thereto. Without limiting the foregoing, Mall II Buyer acknowledges and agrees that, except as expressly set forth in this Agreement, Developer is not liable for or bound by (and Mall II Buyer has not relied upon) any verbal or written statements, representations, or offering materials or any other information respecting the Phase II Mall or the Palazzo Casino Resort furnished by Developer or any broker, employee, agent, consultant or other person representing or purportedly representing Developer. If Developer or its agents have delivered or hereafter deliver to Mall II Buyer or its agents any information, report, survey, analysis or similar documentation prepared by a third party unrelated to Developer, Developer neither expressly or impliedly warrants or represents to Mall II Buyer the truth, accuracy or completeness thereof and expressly disclaims any liability whatsoever with respect thereto or any obligation independently to investigate the matters contained therein; and Mall II Buyer hereby acknowledges that Developer has or is providing such information, reports, surveys, analysis or other third-party documents to Mall II Buyer as an accommodation only and that Mall II Buyer shall be responsible for the verification and review thereof. Nothing contained in this Section 15.9 shall be deemed to impair, limit or otherwise affect Mall II Buyer's rights under this Agreement in respect of the representations and warranties of Developer set forth in this Agreement and the other provisions hereof binding upon Developer, and the disclaimers


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

of this Section15.9 shall not apply to any information so represented or warranted by Developer. The provisions of this Section 15.9 shall survive the Closing Date or any termination of this Agreement.

        15.10 KNOWLEDGE. All representations and warranties made herein by Developer which are based on Developer's knowledge are made, and are hereby acknowledged by Mall II Buyer to be made, to the actual knowledge of Robert Goldstein and Harry Miltenberger, without independent investigation regarding the facts contained therein.

        15.11 DEVELOPER'S OBLIGATIONS TO CONSTRUCT MALL IMPROVEMENTS. So long as this Agreement is in full force and effect and Mall II Buyer is not in material default, Developer shall not construct any improvements in the Mall Space other than the Mall Improvements for use as a retail mall in accordance with this Agreement.

        15.12 SURVIVAL OF DEVELOPER'S WARRANTIES, ETC.

        (a) Unless otherwise specified in connection with a representation or warranty, all of Developer's representations and warranties contained in this
Article 15 (other than those contained in Sections 15.1(a), 15(b), 15(c) and 15.1(g), which shall survive the Closing Date without limitation as to time), as remade as of the Closing Date as provided in Section 15.12(c) and subject to any modifications thereof made in any certificate provided for in said Section 15.12(c), shall survive until one (1) year after the Closing Date; provided, however, that Developer's liability for any breach of such warranties, representations and certifications shall not expire as to any breach or alleged breach thereof if notice of such breach or alleged breach is given by Mall II Buyer to Developer prior to one (1) year after the Closing Date and, if such notice is given, legal proceedings are instituted in respect of such breach or alleged breach within six (6) months after such notice is given. Developer's obligations to perform the Landlord Build-Out Work and to pay Leasing Costs shall survive until the Earn-Out Date and shall apply to all Leases executed prior to the Earn-Out Date, with respect to Landlord Build-Out Work and Leasing Costs which are to be performed or are incurred before the Earn-Out Date.

        (b) Notwithstanding anything to the contrary set forth in this Article 15, subject to the last sentence of this Section 15.12(b), (i) Developer shall have no liability to Mall II Buyer for breach of any warranty and representation set forth in this Article 15 unless and except to the extent that the damages due to Mall II Buyer by reason of all such breaches exceed Two Hundred Fifty Thousand Dollars ($250,000) (the "BASKET"), (ii) in no event shall Developer be liable to Mall II Buyer for consequential or punitive damages in respect of any such breach and (iii) in no event shall Developer's liability to Mall II Buyer for all such breaches exceed Two Million Dollars ($2,000,000) (the "CAP"). Notwithstanding anything to the contrary set forth herein, the limitations on the Basket and Cap shall not apply to a breach of a representation or warranty contained in Sections 15.1(a), 15.1(b), 15.1(c) or 15.1(g).

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

        (c) All of Developer's representations and warranties set forth in this
Article 15 shall be remade on and as of the Closing Date in Developer's Representation Certificate (the "DEVELOPER'S REPRESENTATION CERTIFICATE") in the form of EXHIBIT B attached hereto and made a part hereof, which certificate shall be delivered to Mall II Buyer on the Closing Date. Notwithstanding the foregoing or anything else set forth in this Agreement, if any matter or event shall have occurred between the date hereof and the Closing Date or Developer shall otherwise become aware of any fact which makes any such warranty or representation untrue in any material respect, Developer shall have the duty to disclose such fact in Developer's Representation Certificate, and if Developer does so, Developer shall not be liable to Mall II Buyer following the Closing Date for the breach of the warranty or representation in question which results from the occurrence or existence of such fact, but in no event shall Mall II Buyer be obligated to close hereunder unless the conditions precedent to Mall II Buyer's obligation to close set forth in this Agreement (including, without limitation, in Section 15.1(a)) shall have been fulfilled.

        (d) Notwithstanding anything to the contrary set forth in this Article 15 or elsewhere in this Agreement, if prior to the Closing Date, Mall II Buyer has or obtains knowledge that any of Developer's warranties or representations set forth in this Article 15 is untrue in any respect, and Mall II Buyer nevertheless proceeds with the Closing, then the breach by Developer of the warranties, representations or certifications as to which Mall II Buyer shall have or obtained such knowledge shall be waived by Mall II Buyer and Developer shall have no liability to Mall II Buyer or its successors or assigns in respect thereof.

        15.13 INDEMNIFICATION. Developer shall, at Developer's expense, indemnify, defend and hold harmless Mall II LLC from and against any loss, liability, damage, cost, or expense (including Fees and Costs) which Mall II LLC may suffer, or which may be asserted against Mall II LLC, in whole or in part by reason of, or in connection with any liabilities, obligations, debts, claims, causes of action, judgments and damages which may be asserted against, imposed on or incurred by Mall II LLC after the Closing Date, and which do not result from an act or omission of Mall II Buyer prior to closing, by reason of any of the following: (i) any obligation of Mall II LLC for borrowed money which was incurred prior to the Closing; (ii) any claims made against Mall II LLC by any party with respect to any period prior to the Closing Date; (iii) all obligations and payments due from Mall II LLC to trade creditors with respect to any period prior to the Closing Date; (iv) all obligations with respect to existing litigation against Mall II LLC, or any litigation in connection with the actions or omissions of Mall II LLC, instituted against Mall II LLC on or after the Closing Date to the extent based on any event occurring prior to the Closing Date; (v) any income, excise or franchise taxes or any other federal, state or local taxes payable by Mall II LLC in respect of any period prior to the Closing Date; (vi) any other liabilities, obligations, debts, claims, causes of action, judgments or damages which may be imposed upon, incurred by or asserted against Mall II LLC and which are based on any event occurring prior to the Closing Date; (vii) any fine, penalty or the like that is imposed or assessed by a governmental authority for the period prior to the Closing Date, whether or not imposed or assessed

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

after the Closing Date; and (viii) any liabilities relating to any employees of Developer or Mall II LLC to the extent their employment relates to the period prior to the Closing Date, and any liabilities under employee benefit plans or collective bargaining agreements of Developer or Mall II LLC with respect to such employment prior to the Closing Date. Notwithstanding the foregoing, but without limiting any indemnification expressly provided for in Section 3.5 of this Agreement, in no event shall the indemnification provided for in this
Section 15.13 apply to any claim, liability, obligation, debt, cause of action, judgment or damage asserted against or imposed upon Mall II Buyer or Mall II LLC under or in respect of any Lease or on account of the Landlord Build-Out, except to the extent that Developer is obligated to pay any Leasing Costs or undertakes to construct the Landlord Build-Out pursuant to the terms of this Agreement.

        15.14 TSUNAMI. If it is necessary that Tsunami surrender its leasehold interest in the Phase I Mall because it is anticipated that its demised space or a portion thereof will need to be occupied by an anchor tenant in accordance with the Common Area Plan, the Initial Demising Wall Plan, the Final Demising Wall Plan agreed to by Developer and Mall II Buyer, or any Lease executed by Mall II LLC in accordance with the provisions hereof, Developer shall use commercially reasonable efforts at Developer's sole expense to obtain the surrender of such leasehold interest. If it is not necessary for Tsunami to surrender its leasehold interests as aforesaid, or if Tsunami surrenders its leasehold interest and not all of its space is required for such anchor tenant, Mall II Buyer and Developer agree that such space (or the aforesaid unused portion of such space) shall remain part of the Phase I Mall notwithstanding anything in this Agreement to the contrary. If Tsunami does surrender all or a portion of its leasehold interest, then the surrendered portion anticipated to be used for the anchor tenant shall be considered part of the Phase II Mall.

        15.15 MISCELLANEOUS COVENANTS OF DEVELOPER.

        (a) From the date hereof until the Closing, Developer shall not (a) permit Mall II LLC to enter into, modify or amend any Lease except with Mall II Buyer's prior written consent, (b) enter into any agreement the effect of which is to cause Developer to be unable to assign the Membership Interests to Mall II Buyer, or (c) amend any of the organizational documents of Mall II LLC except as Developer may be required by a lender to amend the same in order to obtain the necessary financing.

        (b) Subsequent to the Closing, Developer shall prepare timely and file, or cause to be prepared and timely filed, all federal, state and local income tax returns for Mall II LLC for the period ending on the Closing Date and pay all amounts due as shown on said returns, which obligations shall survive the Closing.


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

                                   ARTICLE 16

                         REPRESENTATIONS AND WARRANTIES
                      OF MALL II BUYER; CERTAIN AGREEMENTS

        16.1 REPRESENTATIONS AND WARRANTIES OF MALL II BUYER. Mall II Buyer represents and warrants to Developer as follows:

        (a) SCHEDULE "10," Part Two, which sets forth representations and warranties by Mall II Buyer concerning its organization and ownership, authorization of this Agreement, and other matters, is incorporated herein by reference.

        (b) Except as set forth in SCHEDULE "6," there are no approvals, authorizations, consents or other actions by or filings with any Person which are required to be obtained or completed by Mall II Buyer in connection with the execution and delivery of this Agreement or any of the Closing Instruments or in connection with any other action required to be taken by Mall II Buyer hereunder at or before the Closing.

        (c) To Mall II Buyer's actual knowledge, there are no outstanding judgments, orders, writs, injunctions, or decrees of any Government Authority, no pending Legal Proceedings or material threats of Legal Proceedings, against Mall II Buyer which would have a material adverse effect on Mall II Buyer's performance of its obligations under this Agreement or the Closing Instruments.

        (d) No petition for relief or similar Legal Proceeding has been filed (and not dismissed within 60 days) pursuant to the United States Bankruptcy Code with respect to Mall II Buyer.

The representations and warranties of Mall II Buyer in this Section are true, correct, and complete in all material respects as of the date of this Agreement. Before the Closing Date, Mall II Buyer shall give Developer updates of SCHEDULES "6" AND "10" so that, with the information and revisions then reflected in such updates, the representations and warranties in this Section shall be true, correct and complete as of the Closing Date.

        16.2 LIENS. Developer shall bond or otherwise discharge of record, at Developer's expense, any liens filed against the Building in connection with the Landlord Build-Out or any contractor or subcontractor of Developer (or any other Persons claiming through or under Developer). Developer and Mall II Buyer shall cooperate in order to cause each Tenants to bond or otherwise discharge of record, at such Tenant's expense, any liens filed against the Building in connection with the Tenant Build-Out by any contractor or subcontractor of such Tenant (or any other Persons claiming through or under Tenant).

        16.3 RETAIL AND RESTAURANT LEASES.

        (a) From and after the date hereof and continuing until the Earn-Out Date, Mall II Buyer and Developer shall be jointly responsible for the leasing


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

of retail and restaurant space in the Phase II Mall. Developer (prior to the Closing Date) and Mall II Buyer (from and after the Closing Date until the Earn-Out Date) shall cause Mall II LLC, as landlord, to enter into Leases for retail stores and restaurants to be located in the Phase II Mall with tenants jointly selected by Mall II Buyer and Developer and on terms mutually acceptable to Mall II Buyer and Developer. Mall II Buyer and Developer shall lease space in the Phase II Mall, including any retail carts or kiosks located in the Phase II Mall, to tenants who are retail or restaurant tenants appropriate for and consistent with, a quality and standard for the Phase II Mall and its aggregate occupant mix that is not less than the quality and standard of the "Grand Canal Shoppes at the Venetian" as of the date hereof. In addition, all Leases for restaurants executed prior to the Earn-Out Date shall be entered into with tenants operating "specialty 2-star" restaurants or better. The consent of both of Mall II Buyer and Developer shall be necessary for the execution of any Lease prior to the Earn-Out Date. Both parties will use commercially reasonable efforts to include a 15% administrative fee and provisions for reimbursement of a 3% management fee in all Leases.

        (b) From and after the date hereof and continuing until the Earn-Out Date (and from and after the Earn-Out Date until the Final Date (as defined in Section 20.3) to the extent the Recalculated Earn-Out (as defined in Section 20.3) would or might be affected), no Lease amendment that would or might affect net operating income through the Earn-Out Date or termination agreement shall be entered into unless approved by both Mall II Buyer and Developer, no monetary or other material obligation in any Lease that accrues prior to the Earn-Out Date shall be waived unless such waiver is approved by both Mall II Buyer and Developer, and no Lease shall be terminated unless such termination is approved by both Mall II Buyer and Developer. From and after the date hereof until the Final Date, (i) if Developer requests that Mall II LLC conduct an audit of a tenant to determine if such tenant, with respect to any period of time prior to the Earn-Out Date, underpaid "percentage" or "overage" rent, Mall II Buyer shall cause Mall II LLC to diligently conduct such audit "in-house" in accordance with procedures reasonably agreed to by Mall II Buyer and Developer, and shall keep Developer informed of the results of such audit and (ii) if any tenant exercises its right to conduct an audit of Mall II LLC's "CAM" charges or other recoverable expenses, Developer and Mall II Buyer shall, subject to compliance with the applicable Lease provisions, jointly make all decisions in connection therewith and in connection with any proposed settlement with such tenant related thereto, and Mall II Buyer shall cause Mall II LLC to take actions consistent with such decisions.

        (c) Prior to the Closing Date, any security deposit or other payment received from Tenants ("TENANT PAYMENTS") shall be held by Mall II LLC or, if Mall II LLC has not yet been formed, by Developer in a separate interest bearing account. Promptly after the formation of Mall II LLC, Developer shall transfer any Tenant Payments so held by Developer to an account of Mall II LLC. Prior to the Closing, all Tenant Payments held by Developer or by Mall II LLC pursuant to this Section 16.3 (c) shall be maintained in an interest-bearing account. At the Closing, the Tenant Payments will remain the possession of Mall II LLC and there shall be no adjustment made to the Closing Payment or any other payments due under this Agreement in respect of such Tenant Payments.

        16.4 COMPLIANCE WITH GAMING LAWS BY TENANTS. Mall II Buyer acknowledges that Developer and Affiliates of Developer conduct businesses that are or may be subject to and exist because of privileged licenses issued by Gaming Authorities. Therefore, not less than thirty (30) days prior to Mall II LLC entering into any Lease (a "PROPOSED LEASE"), Mall II Buyer and Developer shall cause the tenant under such Proposed Lease (the "PROPOSED TENANT"), if such Proposed Tenant is a corporation, to disclose to Mall II Buyer and Developer the names of all of its officers and directors. Unless it is a publicly traded corporation on a national stock exchange, the Proposed Tenant shall disclose to Mall II Buyer and Developer all direct and indirect ownership interests in the Proposed Tenant and all lenders or sources of financing. If requested to do so by Developer, Mall II Buyer shall require a Proposed Tenant to obtain any license, qualification, clearance or the like which shall be requested or required of any Proposed Tenant by any Gaming Authority or any regulatory authority having jurisdiction over Developer or any Affiliate of Developer. If a Proposed Tenant fails to satisfy such requirement or if Developer or any Affiliate of Developer is directed not to involve itself in business with a Proposed Tenant by any such authority, or if Developer shall in good faith determine that a Proposed Tenant, or any of its officers, directors, employees, agents, designees or representatives, or a partner, owner, member, or shareholder, or any lender or financial participant (a) is or might be engaged in, or is about to be engaged in, any activity or activities, or (b) was or is involved in any relationship, either of which could or does jeopardize Developer's business, reputation or such licenses, or those of its Affiliates, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, then Mall II LLC, at Developer's direction, shall not enter into the Proposed Lease with the Proposed Tenant. Any Lease entered into in violation of this Section 16.4 shall be deemed null and void and of no force or effect. All Leases shall include the provision set forth in SCHEDULE "19" attached hereto and made a part hereof. To the extent any Lease shall not include the provision set forth in SCHEDULE "19," such Lease shall be null and void and of no force or effect. Developer and its successors and assigns shall be a third-party beneficiaries of the provision described in SCHEDULE "19" (and the applicable Leases shall so provide) and Developer and its successors and assigns shall have the right to take all appropriate action to enforce such provision, including initiating and prosecuting to completion eviction proceedings. The provisions of this Section 16.4 shall survive until the Closing at which point the inclusion of gaming provisions in the Leases or Proposed Leases shall be governed by the Amended REA.

        16.5 COMPLIANCE WITH GAMING LAWS BY MALL II BUYER. Mall II Buyer acknowledges that Developer and Affiliates of Developer conduct businesses that are or may be subject to and exist because of privileged licenses issued by Gaming Authorities. Mall II Buyer has disclosed to Developer the names of all of its officers and directors on Part Two of SCHEDULE "10." Mall II Buyer has also disclosed on SCHEDULE "10" all direct and indirect ownership interests in Mall II Buyer (excluding (i) any holders of publicly traded shares of General Growth Properties, Inc. or (ii) any limited partners of GGP Limited Partnership that are Institutional Investors) and all lenders or sources of financing that are not Institutional Investors. Mall II Buyer shall promptly notify Developer of any occurrence which might make the information set forth on SCHEDULE "10" incorrect or incomplete. If requested to do so by Developer, Mall II Buyer shall obtain any license, qualification, clearance or the like which shall be requested or required of Mall II Buyer by any Gaming Authority or any regulatory authority having jurisdiction over Developer or any Affiliate of Developer. If Mall II Buyer fails to satisfy such requirement or if Developer or any Affiliate of Developer is directed not to involve itself in business with Mall II Buyer by any such Gaming Authority, or if Developer shall in good faith determine that Mall II Buyer, or any of its officers, directors, employees, agents, designees or representatives, or a partner, owner, member, or shareholder, or any lender or financial participant (a) is or might be engaged in, or is about to be engaged in, any activity or activities, or (b) was or is involved in any relationship, either of which could or does jeopardize Developer's business, reputation or such licenses, or those of its Affiliates, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, then Mall II Buyer, at Developer's direction, shall immediately (i) terminate any relationship with the individual or entity which is the source of the problem or
(ii) cease the activity creating the problem. If Mall II Buyer does not comply with item (i) or (ii) above, then Developer may require Mall II Buyer to specifically perform such obligation (the parties recognizing that damages or other remedies would be inadequate under the circumstances). The provisions of this Section 16.5 shall survive until the Closing at which point Mall II Buyer's compliance with the Gaming Authorities shall be governed by the Amended REA.

        16.6 REMAKING OF WARRANTIES; SURVIVAL. All of Mall II Buyer's representations and warranties set forth in this Article 16 shall be deemed to have been remade on and as of the Closing Date, and Mall II Buyer shall deliver a certificate at Closing recertifying such representations and warranties. Such representations and warranties, as remade, shall survive the Closing without limitation as to time. The covenants made by Mall II Buyer in Article 4, Article 5 and this Article 16 shall survive the Closing without limitation as to time.

                                   ARTICLE 17

                      TRANSACTION EXPENSES; TITLE INSURANCE

        17.1 FEES AND COSTS OF ATTORNEYS AND CONSULTANTS. Except as otherwise provided herein, each party shall pay the Fees and Costs of its own attorneys and Consultants in connection with this Agreement and the transactions contemplated hereunder.

        17.2 TITLE PREMIUMS. Mall II Buyer shall pay the costs for the issuance of the Title Insurance Commitment and the insurance effected pursuant thereto.

        17.3 REAL PROPERTY TRANSFER TAXES. Developer shall pay on or prior to the Closing Date all State and County real property transfer taxes (if any) payable in connection with the conveyance of the Membership Interests to Mall II Buyer.

        17.4 APPORTIONMENTS. Real property taxes, water and sewage charges and utilities and fuel charges to be paid with respect to the Phase II Mall shall be apportioned at the Closing, with Developer to be responsible for Mall II LLC's


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obligations in regard thereto through the day preceding the Closing Date and
Mall II Buyer to be responsible for Mall II LLC's obligations in regard thereto for the period including and following the Closing Date.

        17.5 PAYMENTS UNDER AMENDED REA. Mall II Buyer's obligation to cause Mall II LLC to pay any and all charges apportioned to Mall II LLC under the terms of the Amended REA will commence as of the Closing Date.

        17.6 The provisions of this Article 17 shall survive the Closing.

                                   ARTICLE 18

                       DAMAGE OR DESTRUCTION; CONDEMNATION

        18.1 MAJOR EVENT. As used herein, "MAJOR EVENT" means the giving of official notice by a Government Authority of a condemnation or taking under the power of eminent domain of any part of the Building or the Phase II Land (a "CONDEMNATION"), which Condemnation involves all or a substantial portion of the Phase II Land or the Building so that Developer would be unable to satisfy the conditions set forth in Article 10.

        18.2 TERMINATION AFTER MAJOR EVENT. Developer shall give notice to Mall II Buyer of the occurrence of a Major Event, in which event, this Agreement shall terminate thirty (30) days after the giving of such notice. If this Agreement is terminated as aforesaid, neither Mall II Buyer nor Developer shall have any further rights or obligations to the other hereunder, except those that survive termination.

        18.3 RESTORATION AFTER CASUALTY OR CONDEMNATION. If (a) (after Developer commences construction) a fire or other casualty occurs to the Mall Improvements or (b) a Condemnation that is not a Major Event shall occur, Developer shall proceed, at Developer's expense, to reconstruct or restore the damaged or taken portions of the Mall Improvements or the Phase II Land and thereafter will complete restoration and reconstruction as promptly as possible; and the Closing Date or the Outside Substantial Completion Date and, if the same has been agreed to, the Opening Date shall be adjourned automatically, taking into account all relevant facts and circumstances, to allow for such restoration or reconstruction. There shall be no adjustment made to the Closing Payment or the Earn-Out Payment in regard of such reconstruction.

        18.4 WAIVER. This Article constitutes an express waiver by the parties of any law apportioning risk of loss under contracts for the sale or purchase of real property.

        18.5 INSURANCE PROCEEDS. All proceeds of insurance and/or condemnation payable by reason of a Major Event or other casualty or condemnation affecting the Building before the Closing shall belong to Developer.


                                       50

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                                   ARTICLE 19

                            REMOVAL OF TITLE DEFECTS

        19.1 TITLE DEFECT. "TITLE DEFECT" means any Encumbrance recorded against, or otherwise affecting, the Phase II Mall which is NOT a Permitted Encumbrance. ---

        19.2 NOTICE AND REMOVAL OF TITLE DEFECTS. On or before the Closing Date, Mall II Buyer shall promptly give Developer notice of any Title Defect of which it becomes aware. If Mall II Buyer gives notice to Developer of any such Title Defect, Developer may adjourn the Closing for a period or periods not exceeding forty-five (45) days in the aggregate in order to remove the Title Defect(s) specified in Mall II Buyer's notice. Upon the expiration of such period(s) (or on the Closing Date if sooner and if Developer does not so adjourn the Closing), if Developer is unable (subject to Article 21 hereof) or is not required to satisfy the conditions in Section 10.1(d) of this Agreement, then provided that the Title Defect does not prevent the operation by Mall II LLC of a mall in the Mall Space, Mall II Buyer shall accept such title as Developer is then able to provide and the Closing Payment shall be reduced in an amount equal to the amount by which such Title Defect(s) reduce the value of the Phase II Mall, as such reduction shall be determined by the Developer and Mall II Buyer after good faith consultations. If Developer and Mall II Buyer are unable to agree on the amount of the reduction in the Closing Payment, an Independent Expert shall determine the amount pursuant to Article 9.

        19.3 DISCHARGE OF MORTGAGES AND LIENS. Developer agrees, without further notice from Mall II Buyer, to pay and discharge at the Closing all Mortgages against the Phase II Mall, and to remove and discharge of record, by payment, bonding or otherwise, other liens of record against the Phase II Mall which may be satisfied by payment of money only and which are not Permitted Encumbrances. Except as specified in this Section, Developer shall have no obligation to remove or cure Encumbrances.

        19.4 TITLE AFFIDAVITS. At or before the Closing, Developer shall execute and deliver to the Title Insurer such affidavits as are customarily given by a seller to induce the Title Insurer to issue the title policy described in
Section 10.1(d) including, without limitation, a non-imputation endorsement thereto.

        19.5 JUDGMENT SEARCHES. If a search of the title discloses judgments, bankruptcies or other returns against other Persons having names the same as or similar to those of Developer or Mall II LLC, Developer will establish to the satisfaction of Mall II Buyer and the Title Insurer that such judgments, bankruptcies or other returns are not against Developer or Mall II LLC.


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

                                   ARTICLE 20

                           CLOSING AND OTHER PAYMENTS

        20.1 Upon and subject to the terms and conditions of this Agreement, the Developer agrees to sell and assign the Membership Interests to Mall II Buyer and Mall II Buyer agrees to purchase the Membership Interests from the Developer, to assume the obligations in respect thereof accruing from and after the Closing Date and to pay to Developer the Closing Payments, the Adjustments Payments, the Earn-Out Payment, the Recalculated Earn-Out and any other payment due pursuant to the terms of this Agreement.


        20.2 PAYMENTS. Developer agrees to construct the Phase II Mall substantially in accordance with the Initial Plans (before the Final Construction Drawings and Specs are agreed to by Mall II Buyer and Developer) and Final Construction Drawings and Specs (once the same are agreed to by Mall II Buyer and Developer) and the terms of this Agreement, and, in consideration therefor, Mall II Buyer shall make the following payments to Developer:

        (a) CLOSING PAYMENT. At the Closing, Mall II Buyer shall pay to Developer by wire transfer of immediately available federal funds to an account designated by Developer an amount (the "CLOSING Payment") equal to the greater of (i) two hundred and fifty million dollars ($250,000,000) and (ii) the projected net operating income divided by the Cap Rate. As used in this Agreement, the "CAP RATE" shall mean (A) .06 for every dollar of net operating income up to thirty-eight million dollars ($38,000,000) and (B) (without modifying or nullifying clause (A)) .08 for every dollar of net operating income including and above thirty-eight million dollars ($38,000,000). If, despite good faith efforts by Developer and Mall II Buyer to arrive at an appropriate amount of the Closing Payment, there is a disagreement over the amount of the Closing Payment, the parties shall agree to close despite such disagreement and Mall II Buyer shall pay to Developer the entire undisputed portion of the Closing Payment subject to the following sentence. Upon resolution by Mall II Buyer and Developer (or by the Independent Expert) of the disputed amount, Mall II Buyer shall also pay to Developer interest at the Interest Rate on the amount calculated pursuant to this Section 20.2(a), to the extent unpaid, for the period from the Closing Date to the date on which the Closing Payment is made to Developer.

        (b) ADJUSTMENT PAYMENTS.

        (1) On the Business Day immediately preceding each of the six (6) month anniversary, the twelve (12) month anniversary, the eighteen (18) month anniversary and the twenty-four (24) month anniversary of the Closing Date (each an "INTERIM PAYMENT DATE" and, collectively, the "INTERIM PAYMENT DATES"), Mall II Buyer shall pay to Developer by wire transfer of immediately available federal funds to an account designated by Developer an amount (each an "ADJUSTMENT PAYMENT" and, collectively, the "ADJUSTMENT PAYMENTS") equal to the positive difference, if any, between


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


(i) the net operating income divided by the Cap Rate and (ii) (A) the sum of the Closing Payment and the net aggregate amount of any Adjustment Payments made to Developer, if any, made on previous Interim Payment Dates MINUS (B) the amount of any free rent granted to Tenants under any Leases included in the calculation of net operating income as of such Interim Payment Date for the period from the immediately prior Interim Payment Date (or the Closing Date, for the first Adjustment Payment) up to and including such Interim Payment Date. If, despite good faith efforts by Developer and Mall II Buyer to arrive at an appropriate amount of any Adjustment Payment, there is a disagreement over the amount of such Adjustment Payment from Mall II Buyer to Developer, Mall II Buyer shall pay to Developer the entire undisputed portion of the Adjustment Payment, if any, subject to the following sentence. Upon resolution by Mall II Buyer and Developer (or by the Independent Expert) of the disputed amount, Mall II Buyer shall also pay to Developer, as part of each Adjustment Payment, interest at the Interest Rate on the amount calculated pursuant to this Section 20.2(b), to the extent unpaid, for the period from the Interim Payment Date to the date on which the applicable Adjustment Payment is made to Developer.

        (2) In the event that, on any Interim Payment Date, the amount set forth in clause (ii) is greater than the amount set forth clause (i) of Section 20.2(b)(1), Developer shall pay the amount of such difference to Mall II Buyer by wire transfer of immediately available federal funds to an account designated by Mall II Buyer. If, despite good faith efforts by Developer and Mall II Buyer to arrive at an appropriate amount of any Adjustment Payment from Developer to Mall II Buyer, there is a disagreement over the amount of such Adjustment Payment, Developer shall pay to Mall II Buyer the entire undisputed portion of the Adjustment Payment, if any, subject to the following sentence. Upon resolution by Mall II Buyer and Developer (or by the Independent Expert) of the disputed amount, Developer shall also pay to Mall II Buyer, as part of each such payment, interest at the Interest Rate on the amount calculated pursuant to the preceding sentence, to the extent unpaid, for the period from the Interim Payment Date to the date on which such payment is made to Mall II Buyer. Notwithstanding the foregoing, Developer shall have no obligation to make any payments pursuant to this Section 20.2(b)(2) which would have the effect of reducing the net aggregate amount received by Developer from Mall II Buyer pursuant to the Closing Payments and the Adjustment Payments (excluding amounts received that constitute interest on amounts not paid on the date due) below two hundred and fifty million dollars ($250,000,000).

        (c) EARN-OUT PAYMENT.

        (1) On the date that is thirty (30) months after the Closing Date (the "EARN-OUT DATE"), Mall II Buyer shall pay to Developer by wire transfer of immediately available federal funds to an account designated by Developer, an amount (with interest as provided below, the "EARN-OUT PAYMENT") equal to the positive difference, if any, between (i) the net operating income divided by the Cap Rate and (ii) (A) the sum of the Closing Payment and the net aggregate amount of all Adjustment Payments made to Developer, if any, MINUS (B) the amount of any free rent granted to Tenants under any Leases included in the calculation of net operating income as of the


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


Earn-Out Date for the period from the final Interim Payment Date up to and including the Earn-Out Date. If, despite good faith efforts by Developer and Mall II Buyer to arrive at an appropriate amount of the Earn-Out Payment from Mall II Buyer to Developer, there is a disagreement over the amount of the Earn-Out Payment, Mall II Buyer shall pay to Developer the entire undisputed portion of the Earn-Out Payment, if any, that the parties can agree is payable from Mall II Buyer to Developer, subject to the following sentence. Upon resolution by Mall II Buyer and Developer (or by the Independent Expert) of the disputed amount, Mall II Buyer shall also pay to Developer, as part of the Earn-Out Payment, interest at the Interest Rate on the amount calculated pursuant to this Section 20.2(c), to the extent unpaid, for the period from the Earn-Out Date to the date on which the Earn-Out Payment is made to Developer. In the event that a Market Disruption Event shall occur, then Developer shall have the right, but not the obligation, to extend the Earn-Out Date up to one day for each day that such Market Disruption Event shall continue. A "MARKET DISRUPTION EVENT" shall have been deemed to have occurred on the first day of the month (the "INITIAL MARKET DISRUPTION DATE") when, in response to a specific event or series of events (for example a contagious disease outbreak or terrorist event which results in decreased numbers of travelers), the total number of airline passengers enplaning and deplaning at McCarran International Airport, Las Vegas, Nevada, in any given month, as reported by the Las Vegas Convention and Visitors Authority in either its "MONTHLY EXECUTIVE SUMMARY" or its annual "YEAR-TO-DATE EXECUTIVE SUMMARY" (or some other verifiable source of such similar statistical information) ("MCCARRAN PASSENGERS") decreases more than twenty percent (20%) as compared to the same month in the prior year. Such Market Disruption Event shall be deemed to continue until the last day of the month in which the number of McCarran Passengers for such month is equal to or greater than the number of McCarran Passengers in the same month in the prior year, but in no event shall the Earn-Out Date be delayed for longer than one (1) year due to such Market Disruption Event.

        (2) In the event that, on the Earn-Out Date, the amount set forth in clause (ii) is greater than the amount set forth in clause (i) of Section 20.2(c)(1), Developer shall pay the amount of such difference to Mall II Buyer by wire transfer of immediately available federal funds to an account designated by Mall II Buyer. If, despite good faith efforts by Developer and Mall II Buyer to arrive at an appropriate amount of the Earn-Out Payment from Developer to Mall II Buyer, there is a disagreement over the amount of the Earn-Out Payment, Developer shall pay to Mall II Buyer the entire undisputed portion of the Earn-Out Payment, if any, that the parties can agree is due from Developer to Mall II Buyer, subject to the following sentence. Upon resolution by Mall II Buyer and Developer (or by the Independent Expert) of the disputed amount, Developer shall also pay to Mall II Buyer, as part of each such payment, interest at the Interest Rate on the amount calculated pursuant to the preceding sentence, to the extent unpaid, for the period from the Earn-Out Date to the date on which such payment is made to Mall II Buyer. Notwithstanding the foregoing, Developer shall have no obligation to make any payments pursuant to this Section 20.2(c)(2) which would have the effect of reducing the net aggregate amount received by Developer from Mall II Buyer pursuant to the Closing Payment, all Adjustment Payments and the Earn-Out Payment (excluding amounts received that constitute interest on amounts not paid on the date due) below two hundred and fifty million dollars ($250,000,000).


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


        (d) OTHER. Any other payment required by the terms of this Agreement.


        20.3 RECALCULATED EARN-OUT. On the eighteen-month anniversary of the Earn-Out Date (the "FINAL Date"), each of the parties shall identify by notice to the other any items that should have been appropriately included as operating income or operating expenses as of the Earn-Out Date had the parties been aware of such item (by way of example, and without limitation, any adjustment made pursuant to a Tenant audit) and recalculate the net operating income and the Earn-Out Payment taking those items into account (the "RECALCULATED EARN-OUT"). On the Final Date, Mall II Buyer shall pay to Developer the positive difference, if any, between the Recalculated Earn-Out less the Earn-Out Payment actually made on the Earn-Out Date. If the Recalculated Earn-Out is less the Earn-Out Payment, Developer shall pay to Mall II Buyer the amount of such difference. If, despite good faith efforts by Developer and Mall II Buyer to arrive at an appropriate amount of the Recalculated Earn-Out from Mall II Buyer to Developer or from Developer to Mall II Buyer, there is a disagreement over the amount of the Recalculated Earn-Out, Developer shall pay to Mall II Buyer the entire undisputed portion of the Recalculated Earn-Out, if any, that the parties can agree is due from Developer to Mall II Buyer, or Mall II Buyer shall pay to Developer the entire undisputed portion of the Recalculated Earn-Out, if any, that the parties can agree is due from Mall II Buyer to Developer, subject to the following sentence. Upon resolution by Mall II Buyer and Developer (or by the Independent Expert) of the disputed amount, the party determined to owe money to the other shall pay to the other, as part of each such payment, interest at the Interest Rate on the amount calculated pursuant to the preceding sentence, to the extent unpaid, for the period from the Earn-Out Date to the date on which such payment is made to the other party. Notwithstanding the foregoing, Developer shall have no obligation to make any payments pursuant to this Section 20.3 which would have the effect of reducing the net aggregate amount received by Developer from Mall II Buyer pursuant to the Closing Payment, all Adjustment Payments, the Earn-Out Payment and the Recalculated Earn-Out (excluding amounts received that constitute interest on amounts not paid on the date due) below two hundred and fifty million dollars ($250,000,000).

        20.4 INDEPENDENT EXPERT. Any dispute in the calculation of the Closing Payment, the Adjustment Payments, the Earn-Out Payment or the Recalculated Earn-Out shall be resolved by an Independent Expert in accordance with Article 9 of this Agreement.

        20.5 AUDITS. Developer or its designee shall have the right, from time to time following the Closing, until 90 days after receipt by Developer of the Recalculated Earn-Out, at the Developer's expense during business hours and on reasonable prior notice to Mall II LLC, to examine and audit so much of the books and records of Mall II Buyer or Mall II LLC as relate to the calculation of the Closing Payment, any of the Interim Payment, the Earn-Out Payment or the Recalculated Earn-Out to verify the operating income and operating expenses reported by Mall II Owner or Mall II LLC (or any successor of Mall II LLC) in connection with such payments.


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                                   ARTICLE 21

                              PRE-CLOSING REMEDIES

        21.1 MALL II BUYER'S REMEDIES.

        (a) If Developer has failed to achieve Substantial Completion by the Outside Substantial Completion Date, Mall II Buyer's remedies shall be as set forth in Section 7.1.

        (b) If Substantial Completion has occurred, but any other condition to Mall II Buyer's obligation to close under this Agreement as set forth in Section
10.1 has not been satisfied, then Mall II Buyer shall give notice to Developer setting forth the conditions that have not been satisfied. Developer shall have a reasonable period of time, not to exceed one hundred twenty days (and in no event after the Outside Substantial Completion Date) to satisfy such conditions. If (1) Developer shall fail to satisfy such conditions within such cure period,
(2) the conditions set forth in this Agreement to Developer's obligation to close have been satisfied and (3) Mall II Buyer is not otherwise in default of its obligations under this Agreement, then:

        (i) Mall II Buyer shall be entitled to bring a Legal Proceeding for specific performance of Developer's obligations under this Agreement, and, if specific performance is available as a remedy to Mall II Buyer, it shall be the sole and exclusive remedy for Developer's default. Mall II Buyer may recover from Developer (which Developer shall pay upon demand) all Fees and Costs paid or incurred by Mall II Buyer to secure specific performance under this Agreement.

        (ii) If Mall II Buyer is unable to obtain specific performance of Developer's obligations under this Agreement, Mall II Buyer shall be entitled to terminate this Agreement, in which event Developer shall pay to Mall II Buyer upon demand the Buyer Liquidated Damages Amount as liquidated damages.

        (iii) If Developer has breached this Agreement by constructing a project on the Phase II Land and in the Leasehold Airspace that does not include a substantial mall component or by selling either the Phase II Mall or the Membership Interests to a third party. and Mall II Buyer is unable to obtain specific performance of Developer's obligations under this Agreement, Mall II Buyer shall be entitled to terminate this Agreement and, at Mall II Buyer's election, either (A) require Developer to pay to Mall II Buyer upon demand the Buyer Liquidated Damages Amount as liquidated damages or (B) bring a Legal Proceeding against Developer to recover Mall II Buyer's actual damages.

        (c) In the event that Mall II Buyer exercises its remedy to receive Buyer Liquidated Damages under Section 7.1 or Section 21.1(b)(iii) and Developer shall, subsequent to the exercise of such remedy, achieve Substantial Completion of the Mall Improvements or a substantial retail component on the Phase II Land or in the Leasehold Airspace, Mall II Buyer shall have the right to consummate the


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


purchase of the Membership Interests (if such improvements have been conveyed to Mall II LLC) or the purchase of such improvements and the fee and leasehold interests associated therewith (if such improvements have not been conveyed to Mall II LLC) within thirty (30) days following notice from Developer to Mall II Buyer that Substantial Completion has occurred on the terms of this Agreement. If Mall II Buyer shall exercise such right, Mall II Buyer shall return the Buyer Liquidated Damages Amount to Developer and shall not receive a credit for such amounts against the purchase price for the Membership Interests. This provision shall survive the termination of this Agreement.

        21.2 DEVELOPER'S REMEDIES. If all conditions to Mall II Buyer's obligations to close under this Agreement are satisfied and Mall II Buyer shall fail to close title hereunder and deliver the Closing Payment and the Closing Instruments on the Closing Date, Developer may exercise any of the following remedies:

        (a) Developer shall be entitled to bring a Legal Proceeding for specific performance of Mall II Buyer's obligations under this Agreement. Developer may recover from Mall II Buyer (which Mall II Buyer shall pay upon demand) all Fees and Costs paid or incurred by Developer to secure specific performance under this Agreement; or

        (b) As Mall II Buyer and Developer agree that it would be impracticable and extremely difficult to ascertain the actual damages to Developer as a result of the failure of Mall II Buyer to deliver the Closing Payment and the Closing Instruments on the Closing Date and that a reasonable estimate of the damages which Developer would incur as a result of such failure is the amount of one hundred million dollars ($100,000,000) (the "DEVELOPER LIQUIDATED DAMAGES AMOUNT"), Developer may terminate this Agreement, in which event upon Developer's demand, Mall II Buyer shall pay to Developer the Developer Liquidated Damages Amount as liquidated damages for Mall II Buyer's default; or

        (c) As further provided in the Amended REA, Developer may terminate this agreement and, within sixty (60) days after termination of this Agreement, elect to purchase the limited liability company membership interests of Mall I LLC owned by Mall I Buyer for a purchase price (the "MALL I CALL PRICE") equal to
(i) the LESSER of (y) the purchase price paid for the limited liability company membership interests in Mall I LLC by Mall I Buyer pursuant to the Phase I Mall Sale Agreement and (z) the fair market value of the limited liability company membership interests in Mall I LLC as of the date that Developer has achieved Substantial Completion less (ii) the Developer Liquidated Damages Amount; or

        (d) If Developer exercises the remedy set forth in Section 21.2(c) above and if the Mall I Call Price is less than the then-outstanding indebtedness secured by the Phase I Mall or the interest in Mall I LLC, Developer may purchase the limited liability company interests in Grand Canal Shops II LLC for the amount of such indebtedness (whether by paying or assuming the same) and bring a Legal Proceeding


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


against Mall II Buyer for the difference between the amount so paid or assumed (including any costs incurred in connection therewith) and the Mall I Call Price.

        21.3 DEFAULT UNDER PHASE I MALL SALE AGREEMENT. In the event that the transaction described in the Phase I Mall Sale Agreement is not consummated as contemplated by such agreement, this Agreement shall automatically terminate. If the transaction set forth in the Phase I Mall Sale Agreement is not consummated due to a default by either Grand Canal Shops Mall MM Subsidiary, Inc. or Grand Canal Shops Mall Subsidiary, LLC under the Phase I Mall Sale Agreement, upon Mall II Buyer's demand, Developer shall pay to Mall II Buyer the Mall II Buyer Liquidated Damages Amount as liquidated damages for the termination of this Agreement. If the transaction set forth in the Phase I Mall Sale Agreement is not consummated due to a default by Mall I Buyer under the Phase I Mall Sale Agreement, upon Developer's demand, Mall II Buyer shall pay to Developer the Developer Liquidated Damages Amount as liquidated damages for the termination of this Agreement.

                                   ARTICLE 22

                              POST-CLOSING REMEDIES

        After the Closing Date, except for (and excluding) those breaches of obligations or other matters for which this Agreement provides specific and exclusive remedies to a particular party (including, without limitation, Section 21.2(c)), each party retains, and may pursue, all rights available at law or in equity by reason of the other party's failure to keep or perform such other party's agreements or obligations under this Agreement pertaining to the period after the Closing Date. The provisions of this Article 22 shall survive the Closing.

                                   ARTICLE 23

                                     NOTICES

All notices, consents or other communications under this Agreement must be in writing and addressed to each party at its respective Notice Address set forth on SCHEDULE "8" attached hereto and made a part hereof (or at any other address which the respective parties may designate by notice given to the other party from time to time). Any notice required by this Agreement to be given or made within a specified period of time, on or before a date certain, shall be deemed given or made if sent by hand, by fax with confirmed answerback received, or by registered or certified mail (return receipt requested and postage and registry fees prepaid). Delivery "BY HAND" shall include delivery by commercial express or courier service. A notice sent by registered or certified mail shall be deemed given on the date of receipt (or attempted delivery if refused) indicated on the return receipt. All other notices shall be deemed given when actually received. A notice may be given by a party or by its legal counsel.


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


                                   ARTICLE 24

                                  MISCELLANEOUS

        24.1 FURTHER ASSURANCES. Each of the parties shall take such actions and sign and deliver such other instruments and documents as may be reasonable, necessary or appropriate to effectuate the transactions contemplated under this Agreement; provided, however, that the taking of such acts or the execution of such documents will not result in material cost or liability to the respective party which is not otherwise required under this Agreement. Without limiting the foregoing, Developer shall, upon the request of Mall II Buyer from time to time, provide signed representation letters with respect to revenues and expenses of Mall II LLC for the period prior to Closing to enable Mall II Buyer's accountants to render an opinion on Mall II Buyer's or any of its Affiliates' financial statements, provided that the same shall be at no third party (out of pocket) cost to Developer and Mall II Buyer shall reimburse Developer for all reasonable cost and expenses incurred by Developer within fifteen (15) days written notice of same.

        24.2 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State (without regard to principles of conflicts of law).

        24.3 AMENDMENT. This Agreement shall not be modified, waived, or amended except by written agreement executed by all the parties.

        24.4 INTEGRATION. This Agreement, together with the Schedules and Exhibits hereto, and any other binder of documents, agreements or instruments which is specifically stated to form a part of this Agreement or to relate thereto, constitute(s) the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings of the parties relating thereto.

        24.5 NO WAIVER. Except as expressly provided in this Agreement, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof or as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise hereunder. Except as otherwise provided in this Agreement, the rights and remedies of each party under this Agreement are cumulative and are not exclusive of any rights or remedies which the party may otherwise have at law or in equity.

        24.6 COUNTERPARTS. This Agreement may be executed (a) in counterparts, a complete set of which together shall constitute an original and (b) in duplicates, each of which shall constitute an original. Copies of this Agreement showing the signatures of the respective parties, whether produced by photographic, facsimile, digital, computer, or other reproduction, may be used for all purposes as originals.



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        24.7 SUCCESSORS AND ASSIGNS. This Agreement (and all terms thereof, whether so expressed or not), shall be binding upon the respective permitted successors, assigns and legal representatives of the parties and shall inure to the benefit of and be enforceable by the parties and their respective permitted successors, assigns and legal representatives.

        24.8 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto or subsequently incorporated herein are (and shall be deemed) parts of this Agreement. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        24.9 ASSIGNMENT RESTRICTIONS. Subject to the other provisions of this
Section 24.9, neither Mall II Buyer nor Developer may assign this Agreement, or any of its rights or obligations herein or hereunder, without the prior written consent of the other, except an assignment as collateral security to secure a loan or an assignment made in connection with a foreclosure or deed-in-lieu of foreclosure of such loan (which are hereby expressly permitted hereunder). Any attempted assignments in violation of this Section shall be null and void. Notwithstanding the foregoing, Mall II Buyer shall have the right to assign this Agreement or its rights hereunder (without the consent of Developer), in whole or in part, to any Affiliate of Mall II Buyer (i) provided that such Affiliate is not a Competitor of Developer and (ii) such assignment would not, in the good faith judgment of Developer, jeopardize any of Developer's or Developer's Affiliates Gaming Licenses. Any attempted assignments in violation of this Section shall be null and void. Mall II Buyer shall not be released from any of its obligations pursuant to this Agreement by virtue of such assignment.

        24.10 AUTHORIZATION. The signature of any one of a party's Authorized Representatives, acting alone, shall constitute the duly authorized, valid and binding act of the party for whom the respective person is the Authorized Representative. A party may change (or add) Authorized Representative(s) at any time by notice to the other party; and each party shall be entitled to rely upon the written certificate or consent of any person designated by the other party as an Authorized Representative.

        24.11 JURISDICTION. Each party irrevocably submits to the jurisdiction of the courts of (and service of process in) the State and agrees that any action or proceeding arising out of or relating to this Agreement may be brought and/or defended in such courts.

        24.12 SEVERABILITY. If any term, covenant, condition or provision of this Agreement is determined by a final judgment to be invalid or unenforceable, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby; and each other term, covenant, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        24.13 NO THIRD PERSONS. Nothing in this Agreement, express or implied, is intended: (a) to confer on any Person, other than the parties hereto, any rights, obligations, liabilities, or remedies; (b) to constitute Mall II Buyer as a partner or co-venturer of Developer; or (c) to waive any claim or right of any party hereto against any Person who is not a party hereto.

        24.14 CONSTRUCTION. This Agreement shall be construed without regard to any presumption requiring construction against the party drafting this Agreement.

        24.15 BROKERS. Developer and Mall II Buyer each represent and warrant to the other that such party has not had any conversations or dealings with any broker, finder, or similar party in connection with the transactions contemplated hereby other than Goldman Sachs. Each party shall indemnify the other from and against any and all claims, liabilities, losses, damages, costs, or expenses (including Fees and Costs) arising out of a breach of the foregoing representation by such party. This Section shall survive the Closing or termination of this Agreement.

        24.16 ATTORNEYS' FEES. In event of any Legal Proceeding between or among Mall II Buyer and Developer concerning this Agreement, the substantially prevailing party shall be entitled to reimbursement from the other party for the Fees and Costs of such proceeding incurred by the prevailing party.

        24.17 RULE AGAINST PERPETUITIES. If this Agreement or any covenants or provisions herein would otherwise be unlawful, void or voidable for violation of the Rule against Perpetuities, then the same shall continue until the earlier of
(a) January 1, 2030 and (b) twenty-one (21) years after the death of the survivor of the descendants of the former President of the United States, George H.W. Bush, living on the date of this Agreement.

        24.18 RECORDATION. The parties agree that this Agreement shall not be recorded.

        24.19 CONFIDENTIALITY.

        (a) Each of the Parties hereto agrees that, except as required by law (including securities laws, rules and regulations), each will treat as confidential the terms of this Agreement and the transaction contemplated herein and that prior to Closing neither will issue a press release, advertisement or other public communication with respect to this Agreement or relating to the transaction contemplated herein without the prior approval of the other party. In addition, Mall II Buyer agrees that it will treat as confidential all non-public information relating to the Venetian Casino Resort and the Palazzo Casino Resort and all components thereof furnished to Mall II Buyer by or on behalf of Developer and that it will not disclose any such information to other persons or entities except for its attorneys, accountants and consultants, if any, its lenders, the Title Insurer, its insurance companies and insurance brokers, its partners or investors, if any, or as may be compelled or required by law (including securities laws, rules and regulations).

If this Agreement is terminated or the Closing does not otherwise occur, Mall II Buyer shall return to Developer all materials with respect to the Venetian Casino Resort and the Palazzo Casino Resort and all components thereof furnished to it by or at the behest of Developer and shall destroy all copies thereof and notes relating thereto and certify to the Developer in writing that it has done so. The preceding provisions of this Section 24.19 shall survive any termination of this Agreement. On the Closing Date, the parties shall either issue a joint press release reasonably satisfactory to each or, if each issues its own press release, each such release must be reasonably satisfactory to the other.

        (b) Each of the parties hereto agrees that, except as required by law (including securities laws, rules and regulations), it will treat as confidential and not disclose the terms of this Agreement, including, without limitation, the methods of calculating net operating income to any Tenants or potential Tenants.

        24.20 LEASEHOLD SPACE. At the option of the Developer, the Leasehold Space may be conveyed to Mall II Buyer as a fee interest rather than a leasehold interest, in which event the closing deliveries of Developer will be modified accordingly. All references herein to such leasehold interest shall be deemed revised, as appropriate, to reflect such transfer of a fee interest.

                    [Signatures begin on the following page.]

        In witness whereof, Developer and Mall II Buyer have executed this Agreement as of the date first above written.

               LIDO CASINO RESORT, LLC

               By:  Lido Casino Resort Holding Company, LLC

                    By:  Lido Intermediate Holding Company, LLC

                         By:  Venetian Casino Resort, LLC

                              By:   Las Vegas Sands, Inc.


                                    By:  /S/ ROBERT G. GOLDSTEIN
                                         -----------------------
                                         Name: Robert G. Goldstein
                                         Title: Senior Vice President




                  [Signatures continue on the following page.]

                    GGP LIMITED PARTNERSHIP

                         By:  General Growth Properties, Inc.

                                         By:  /S/ JOEL BAYER
                                              Name:  Joel Bayer
                                              Title:    Senior Vice President

                             SCHEDULES AND EXHIBITS


Schedule "1"        -      Phase II Land
Schedule "2"        -      Leasehold Airspace
Schedule "3"        -      Phase IA Airspace
Schedule "4"        -      Continuing Service Contracts
Schedule "5"        -      Permitted Encumbrances
Schedule "6"        -      Consents and Exceptions to Representations of the Parties
Schedule "7"        -      Miscellaneous Closing Deliveries
Schedule "8"        -      Authorized Representatives; Notice Addresses
Schedule "9"        -      Construction Safety & Health Manual
Schedule "10"       -      Organizational Representations of Developer and Mall II Buyer
Schedule "11"       -      Definition of Substantial Completion
Schedule "12"       -      REA
Schedule "13"       -      Mall II Buyer Legal Rates
Schedule "14"       -      Tenant Handbook
Schedule "15"       -      Cost Sharing Allocations
Schedule "16"       -      Master Lease Agreement
Schedule "17"       -      Intentionally Omitted
Schedule "18"       -      Leases
Schedule "19"       -      Gaming Provisions
Schedule "20"       -      Work Continuation Agreement

Exhibit A           -      Standards Document attaching Leasing Plans and Character Sketches
Exhibit B           -      Developer's Representation Certificate


                                  SCHEDULE "1"

                                  PHASE II LAND



                              Schedule "1" - Page 1

                                  SCHEDULE "2"

                               LEASEHOLD AIRSPACE


                              Schedule "2" - Page 1

                                  SCHEDULE "3"

                                PHASE IA AIRSPACE


                              Schedule "3" - Page 1

                                  SCHEDULE "4"

                          CONTINUING SERVICE CONTRACTS

        1. An Energy Services Agreement with Sempra that conforms with the requirements set forth in the REA.

        2. All public utility supply and distribution services, water, sewer and electricity provided by such entities as Nevada Power, Las Vegas Valley Water District and Clark County Water Reclamation District, pursuant to statutory and regulatory standards and pricing.



                              Schedule "4" - Page 1

                                  SCHEDULE "5"

                             PERMITTED ENCUMBRANCES

        1. Liens for Impositions which are not due and payable as of the Closing Date or which are apportioned in accordance with Section 17.4.

        2. The state of facts shown on the survey to be delivered prior to Closing Date described in Section 14.6 and any state of facts a physical inspection of the Property would show (provided the same do not disclose any matter materially adverse to the property which is not disclosed in the Standards Document and which has not otherwise been disclosed in writing to Mall II Buyer prior to the date hereof).

        3. Zoning, subdivision, environmental, building and all other Legal Requirements presently existing, or enacted prior to the Closing Date, applicable to the ownership, use or development of or the right to maintain or operate the Phase II Mall or have space therein used and occupied by tenants.

        4. Leases reasonably satisfactory to Mall II Buyer reflecting the expansions contemplated by Section 30.1 of each of the "Gondola Lease" and the "VCR Showroom Lease" (as such terms are defined in the Mall I Agreement).

        5. The REA and, when executed, the Amended REA.

        6. Liens or Encumbrances arising as a result of the act or omission of Mall II Buyer, its Consultants, agents, employees or Affiliates or acts of Tenants and their contractors or subcontractors.

        7. Rights of Tenants, as tenants only, under the Leases.

        8. Sewer, water, electric, plumbing, heating, gas, telephone and other utility easements and easements for ingress and egress for construction, installation, operation and maintenance of municipal service facilities and utilities, and all other covenants and other encumbrances of record that do not interfere in any material respect with the use or operation of the Phase II Mall.

        9. Promptly after the signing of this Agreement, Mall II Buyer and Developer shall review the title report received in respect of the Mall Space and shall reasonably agree upon additional items that should be added to this Schedule "5" as Permitted Encumbrances.


                              Schedule "5" - Page 1

                                  SCHEDULE "6"

       CONSENTS AND EXCEPTIONS (IF ANY) TO REPRESENTATIONS OF THE PARTIES

1. Exceptions (If Any) to Developer's Representations: Developer advises that:

                           NONE

2. Exceptions (If Any) to Mall II Buyer's Representations: Mall II Buyer advises Developer that:

                           NONE


                              Schedule "6" - Page 1

                                  SCHEDULE "7"

                        MISCELLANEOUS CLOSING DELIVERIES

FROM DEVELOPER TO MALL II BUYER:

        1. Organizational Documentation of Developer:

        (a) certified copy of certificate of formation;

        (b) certificate(s) of good standing dated as of a date within 14 days of the Closing Date, evidencing that Developer is in good standing in the State;

        (c) certificate of resolutions of the members of Developer authorizing this Agreement and the transactions contemplated thereby on behalf of Developer and Mall II LLC, if such is required; and

        (d) certificate of incumbency of Persons executing the Agreement on behalf of Developer.

        2. Organizational Documentation of Mall II LLC:

        (a) certified copy of certificate of formation;

        (b) certificate(s) of good standing dated as of a date within 14 days of the Closing Date, evidencing that Mall II LLC is in good standing in the State; and

        (c) certified copy of Operating Agreement.



FROM MALL II BUYER TO DEVELOPER:

        3. Organization Documentation:

        (a) certified copy of certificate of limited partnership;

        (b) certificate of good standing dated as of a date within 14 days of the Closing Date evidencing that Mall II Buyer is in good standing in the State;

        (c) certificate of resolutions of the partners of Mall II Buyer authorizing this Agreement and the transactions contemplated thereby; and

        (d) certificate of incumbency of Persons executing the Agreement on behalf of Mall II Buyer.

                              Schedule "7" - Page 1

                                  SCHEDULE "8"

                  AUTHORIZED REPRESENTATIVES; NOTICE ADDRESSES

FOR DEVELOPER:

                  (a)      AUTHORIZED REPRESENTATIVES:
                           --------------------------

                  Sheldon G. Adelson, Chairman of the Board and Treasurer

                  William P. Weidner, President

                  Bradley H. Stone, Executive Vice President

                  Robert G. Goldstein, Senior Vice President

                  Harry D. Miltenberger, Secretary

                  (b)      NOTICE ADDRESS:
                           --------------

                           Lido Casino Resort, LLC
                           3355 Las Vegas Boulevard South
                           Room 1C
                           Las Vegas, NV  89109
                           Tel:  (702) 414-4409
                           Fax  (702) 414-4421
                           Attention:  Fred Kraus

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                           New York, New York  10019
                           Tel.:  (212) 373-3000
                           Fax:  (212) 757-3990
                           Attention:  Harris B. Freidus, Esq.



FOR MALL II BUYER:


                              Schedule "8" - Page 1

                  (a)      AUTHORIZED REPRESENTATIVES:
                           --------------------------

                  Joel Bayer

                  Tad Wefel

                  Tim Gardels

                  (b)      NOTICE ADDRESS:
                           --------------

                           GGP Limited Partnership
                           110 North Wacker Drive
                           Chicago, Illinois 60606
                           Tel.:  (312) 960-5015
                           Fax: (312) 960-5475
                           Attention:  Joel Bayer

                           with a copy to:

                           Neal, Gerber & Eisenberg, LLP
                           Two North LaSalle St., Suite 2100
                           Chicago, Illinois 60602
                           Tel.:  (312) 269-8000
                           Fax:  (312) 269-1747
                           Attention:  Marshall E. Eisenberg, Esq.



                              Schedule "8" - Page 1

                                  SCHEDULE "9"

                       CONSTRUCTION SAFETY & HEALTH MANUAL




                              Schedule "9" - Page 1

                                  SCHEDULE "10"

          ORGANIZATIONAL REPRESENTATIONS OF DEVELOPER AND MALL II BUYER

PART ONE - DEVELOPER:

        1. Developer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State and duly qualified to transact business in the State.

        Developer has all necessary power and lawful authority to own and operate its assets and properties and to carry on its business (including all transactions contemplated under this Agreement and the Closing Instruments).

        Developer has delivered to Mall II Buyer a true, correct, and complete copy of the certificate of formation by which Developer was formed, together with all amendments thereof.

        The execution and delivery by Developer of this Agreement and the Closing Instruments, and the consummation by Developer of the transactions contemplated thereby, have been duly authorized by all necessary action of Developer and duly approved by all members and managers of Developer whose approval is required.

        The execution and delivery of this Agreement and the Closing Instruments by Developer, and the consummation of the transactions contemplated hereby, will not: (i) violate any provision of Developer's certificate of organization or the limited liability operating agreement of Developer; or (ii) to the actual knowledge of Developer and except for the failure to secure any consents specified in SCHEDULE "6," result in the acceleration of any material indebtedness of Developer.

PART TWO - MALL II BUYER:

        1. Mall II Buyer is a limited partnership duly organized and validly existing under the laws of the State of Delaware.

        Mall II Buyer has all necessary power and lawful authority to own and operate its assets and properties and to carry on its business (including all transactions contemplated under this Agreement and the Closing Instruments).

        Mall II Buyer has delivered to Developer true and complete copies of the certificate of limited partnership of Mall II Buyer by which Mall II Buyer was formed, together with all amendments thereof.

        The execution and delivery of this Agreement and the Closing Instruments by Mall II Buyer, and the consummation by Mall II Buyer of the transactions contemplated thereby, have been duly authorized by all necessary action of Mall II Buyer and duly approved by the directors of Mall II Buyer.


                             Schedule "10" - Page 1

        The execution and delivery of this Agreement and the Closing Instruments by Mall II Buyer, and the consummation of the transactions contemplated thereby, will not: (a) violate any provision of Mall II Buyer's operating agreement; (b) require the consent of any other Person except as set forth in SCHEDULE "6"; (c) violate any judgment, order, injunction, award or decree of any Government Authority against or binding upon Mall II Buyer or upon the property or business of Mall II Buyer; (d) result in the acceleration of any material indebtedness of Mall II Buyer.

        The officers and directors of Mall II Buyer are as follows:

        Mall II Buyer has no officers or directors.

        The following are all holders of direct and indirect ownership interests in Mall II Buyer, other than those public shareholders of General Growth Properties, Inc. or those limited partners of GGP Limited Partnership:

        SEE ATTACHED

        The following are all lenders or sources of financing to Mall II Buyer:

        None, other than institutional investors, as of execution of the Agreement.


PART THREE - MALL II LLC:

        1. Mall II LLC is a limited liability company duly organized and validly existing under the laws of a state as determined by Mall II Buyer and Developer.

        2. Mall II LLC has all necessary power and lawful authority to own and operate its assets and properties and to carry on its business (including all transactions contemplated under this Agreement and the Closing Instruments).

        3. Developer has delivered to Mall II Buyer a true, correct, and complete copies of the certificate of formation of Mall II LLC and the Limited Liability Company Agreement of Mall II LLC, together with all amendments thereof.

        4. Prior to the Assignment, Mall II LLC was wholly owned by Developer. Developer has consented to and approved consummation by Mall II LLC of the transactions contemplated by this Agreement.

        5. The consummation by Mall II LLC of the transactions contemplated by this Agreement will not: (a) violate any provision of Mall II LLC's Limited Liability Company Agreement; (b) require the consent of any other Person except as set forth in SCHEDULE "6," (c) violate any judgment, order, injunction, award or decree of any Government Authority against or binding upon Mall II LLC or upon the property or business of Mall II LLC; (d) result in the acceleration of any material indebtedness of Mall II LLC.

                             Schedule "10" - Page 2

                                  SCHEDULE "11"

           DEFINITIONS OF SUBSTANTIAL COMPLETION AND PUNCH LIST ITEMS

        1. "SUBSTANTIAL COMPLETION" means and shall be deemed to have occurred when:

        (a) All Mall Improvement construction work is complete in accordance with the Final Construction Drawings and Specs, as they may be revised pursuant to Section 3.3 of the Agreement, and the requirements of Section 3.1 excepting Punch List Items (defined below) and utilities except to the extent described below;

        (b) All services bringing utilities to the Phase II Mall that are required to be provided by Developer are installed to the point of connection with the Tenant Space (in each case as specified in the Final Demising Wall
Plan) but not activated, tested or operating, and temporary electric service and water sufficient for construction of the Build-Out is available to the Mall Space but Developer shall not be obligated to bring the same to each Tenant Space; and installations relating to telephone and telecommunications required to be provided by Developer are installed;

        (c) Developer's Architect has certified that, in Developer's Architect's opinion, all conditions to Substantial Completion have been met except for their certifications and/or confirmations pursuant to this paragraph;

        (d) Mall II Buyer has received a copy of the certification (stating that Mall II Buyer may rely thereupon) from Developer's Architect to Developer that, to the Developer's Architects' professional knowledge, information and belief, and to the level of observation provided in the Developer's Architects' agreement with Developer, the Mall Improvement construction work exclusively performed by Developer, but excluding any Tenant Spaces or other items relating to the Build-Out, complies with all applicable building codes;

        (e) Developer has delivered to Mall II Buyer a record of all filings with the buildings department of Clark County with respect to the Mall Improvements through the date of Substantial Completion, including reports and results of all controlled inspections for the Phase II Mall;

        (f) Developer has delivered to Mall II Buyer copies of the Required Mall Improvement Permits;

        (g) All Demising Walls have been constructed as provided in the Final Demising Wall Plan; and

        (h) Developer shall have delivered to Mall II Buyer a final certificate of occupancy (or temporary certificate subject to the satisfaction of non-material conditions, provided that full occupancy is permitted thereunder and a permanent certificate of occupancy is obtained as promptly as possible thereafter) for the

                             Schedule "11" - Page 1

Mall Improvements exclusive of the Tenant Spaces. Mall II Buyer and Developer acknowledge that the certificate of occupancy, permanent or temporary, covering the Tenant Spaces shall be the responsibility of Mall II Buyer to obtain.

        For purposes of this Agreement, "PUNCH LIST ITEMS" means minor touch-ups, corrections, and repairs, and completion of other minor work, none of which is necessary for Mall II Buyer to operate the Phase II Mall.


                             Schedule "11" - Page 2

                                  SCHEDULE "12"

                                       REA


                             Schedule "12" - Page 1

                                  SCHEDULE "13"

                            MALL II BUYER LEGAL RATES

        Mall II Buyer will provide legal services to support joint leasing efforts at an attorney rate of $325 per hour through 12/31/2005 and $350 per hour thereafter. Paralegal time will be billed at a significantly lower rate.


                             Schedule "13" - Page 1

                                  SCHEDULE "14"

                                 TENANT HANDBOOK


                             Schedule "14" - Page 1

                                  SCHEDULE "15"

                            COST SHARING ALLOCATIONS

                             SECTION REFERENCES ON THIS SCHEDULE "15" ARE TO
                   THOSE CORRESPONDING SECTIONS OF THE REA, UNLESS OTHERWISE SPECIFIED.

                   MALL I OWNER'S AND MALL II OWNER'S SHARE OF
                  HOTEL/CASINO/MALL/SECC COMMON AREA CHARGES*



------------------------------ --------------------------------------- --------------------------------------
EXPENSE ITEM                   MALL I OWNER'S SHARE                    MALL II OWNER'S SHARE
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------

Maintenance of the Base        $185,000 per Accounting Period,**       Same as Mall I Owner's Share.
Building, Building Core and subject to CPI Adjustment.***
Shell, H/C-Mall Common Areas
and other common structures
and equipment)
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
Pest Control and Fire          The portion of all actual               Same as Mall I Owner's Share.
Extinguishers                  out-of-pocket costs related to pest
                               control and fire extinguisher service that is
                               related or allocable to the Phase I Mall, as
                               shown on bills received by the H/C I Owner from
                               the entities providing such pest control and fire
                               extinguisher services.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
Parking Garage Cleaning        $30,000 per Accounting Period,          Same as Mall I Owner's Share.
                               subject to CPI Adjustment.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
Parking Garage Security        $85,000 per Accounting Period,          Same as Mall I Owner's Share.
                               subject to CPI Adjustment.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
Mall Valet Parking Charge      $125,000 per Accounting Period,         Same as Mall I Owner's Share.
                               subject to CPI Adjustment.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------


Off-Site Employee Parking      $760,000 per Accounting Period,         Same as Mall I Owner's Share.
                               subject to CPI Adjustment and further subject to
                               equitable adjustments (as determined by the
                               Independent Expert if Mall I Owner and H/C I
                               Owner cannot agree) if: (i) there are any rent
                               increases under the existing lease for the
                               off-site employee parking lot, (ii) the existing
                               lease for the off-site employee parking lot is
                               terminated and H/C I Owner enters into a new
                               lease for a new off-site employee parking lot,
                               and/or (iii) the existing lease for the off-site
                               employee parking lot is terminated and H/C I
                               Owner constructs a new off-site employee parking
                               facility on land it or an Affiliate or a
                               third-party owns. Any such equitable adjustment
                               pursuant to clause (iii) of the preceding
                               sentence shall be based on Mall I Owner's
                               equitable share, based on the respective off-site
                               employee parking needs of each Owner, of the fair
                               market rent for the applicable land (unless
                               leased from a third party and so already
                               addressed by clause (ii) of the preceding
                               sentence) and constructed facility.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
Insurance Carried by H/C I     Mall I Owner's share of the             Same as Mall I Owner's Share.
Owner Pursuant to the          applicable insurance premiums shall
Provisions of Article X        be determined by the applicable
                               insurance carriers, pursuant to, and in
                               accordance with the procedures described in,
                               Section 1(c) of Article VI.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
HVAC Plant and HVAC For each Accounting Period, the Same as Mall I Owner's
Share, Facilities --Operating Costs following annualized monthly charges subject to adjustment by the ratio (other than the costs of itemized on the December 10,
2003 of (a) Gross Square Footage of the water, electricity and Sempra Energy
Solutions invoice Mall II Property (including master natural gas)**** addressed to Grand Canal Shops Mall, leased casino level retail space and
                               LLC and attached hereto as Appendix I the
                               Walgreen's Air Rights Parcel) to this Schedule
                               II, subject to CPI (b) Gross Square Footage of
                               the Mall Adjustment: Procurement Charge; I
                               Property.
                               Central Plant; Other Facilities; Central Plant
                               Real Estate Taxes; and Other Facilities Real
                               Estate Taxes.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
HVAC Plant - Water, $1,500,000 for 2004, adjusted Same as Mall I Owner's Share,
Electricity and Natural Gas annually thereafter as follows: For subject to adjustment by the ratio Costs**** every one percent (1%) increase in of (a)
Gross Square Footage of the
                               the amounts charged by the applicable   Mall II Property (including master
                               electricity providers and               leased casino level retail space and
                               transporters from the first day of      the Walgreen's Air Rights Parcel)
                               the prior Accounting Period to the      (b) Gross Square Footage of the Mall
                               first day of the applicable             I Property.
                               Accounting Period (assuming no change
                               in the amount of electricity provided
                               and transported), there shall be an
                               eight-tenths of one percent (.8%)
                               increase in the amount owed by Mall I
                               Owner.  For every one percent (1%)
                               increase in the amounts charged by
                               the applicable natural gas providers
                               and transporters from the first day
                               of the prior Accounting Period to the
                               first day of the applicable
                               Accounting Period (assuming no change
                               in the amount of natural gas provided
                               and transported), there shall be an
                               eighteen one-hundredths of one
                               percent (.18%) increase in the amount
                               owed by Mall I Owner.  For every one
                               percent (1%) increase in the amounts
                               charged by the applicable water
                               providers and transporters from the
                               first day of the prior Accounting
                               Period to the first day of the
                               applicable Accounting Period
                               (assuming no change in the amount of
                               water provided and transported),
                               there shall be a two one-hundredths
                               of one percent (.02%) increase in the
                               amount owed by Mall I Owner.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
HVAC Plant and HVAC For each Accounting Period, the sum Same as Mall I Owner's
Share, Facilities --Amortization of of (x) $1,645,000 PLUS (y) the amount subject to adjustment by the ratio Initial HVAC Plant and HVAC of payments to be made by Mall I of (a) Gross Square Footage of the Facilities Construction Owner
pursuant to paragraph 1(g) of Mall II Property (including master Costs and Other
Capital Schedule 4.2 of its ESA (without leased casino level retail space and
Expenditures**** giving effect to this Schedule II or the Walgreen's Air Rights
Parcel)
                               the Agreement); provided, however,      (b) Gross Square Footage of the Mall
                               that if, in any Accounting Period,      I Property.
                               the applicable major repairs,
                               replacements and capital investments
                               (excluding those relating to the
                               Other Facilities (as defined in
                               Mall I Owner's ESA)) exceed
                               $5 million, and either Mall I Owner
                               or H/C I Owner believes that Mall I
                               Owner's "Proportionate Share" (as
                               defined in Mall I Owner's ESA) is
                               not, taking into account all relevant
                               factors, Mall I Owner's equitable
                               share of such repairs, replacements
                               and investments, then the actual
                               equitable share, as agreed to by
                               Mall I Owner and H/C I Owner (or, if
                               such parties cannot agree, as
                               determined by the Independent Expert)
                               shall be deemed to be Mall I Owner's
                               "Proportionate Share" for purposes of
                               calculating the amount described in
                               the foregoing clause (y).
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
Water                          $120,000 for 2004, adjusted annually    Same as Mall I Owner's Share,
                               thereafter based on the percentage      subject to adjustment by the ratio
                               increase, if any, in amounts charged    of (a) Gross Leasable Square Footage
                               by the applicable water providers and   of the Mall II Property (including
                               transporters from the first day of      Level 92' Retail Space and the
                               the prior Accounting Period to the      Walgreen's Air Rights Parcel) (b)
                               first day of the applicable             Gross Leasable Square Footage of the
                               Accounting Period (assuming no change   Mall I Property.
                               in the amount of water provided).
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
Sewer                          $96,000 for 2004, adjusted annually     Same as Mall I Owner's Share,
                               thereafter based on the percentage      subject to adjustment by the ratio
                               increase, if any, in the amounts        of (a) Gross Square Footage of the
                               charged by the applicable utility       Mall II Property (including Level
                               companies from the first day of the     92' Retail Space and the Walgreen's
                               prior Accounting Period to the last     Air Rights Parcel) (b) Gross Square
                               day of the applicable Accounting        Footage of the Mall I Property.
                               Period.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
CAM Electric                   $240,000 for 2004, adjusted annually    Same as Mall I Owner's Share,
                               thereafter based on the percentage      subject to adjustment by the ratio
                               increase, if any, in the amounts        of (a) Gross Common Area Square
                               charged by the applicable electricity   Footage of the Mall II Property
                               providers and transporters from the     (including Level 92' Retail Space
                               first day of the prior Accounting       and the Walgreen's Air Rights
                               Period to the first day of the          Parcel) (b) Gross Common Area Square
                               applicable Accounting Period            Footage of the Mall I Property.
                               (assuming no change in the amount of
                               electricity provided).
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
Legal/Accounting               If it is reasonably necessary for, or   Same as Mall I Owner's Share.
                               if Mall I Owner requests, H/C I Owner
                               to perform, or engage third parties
                               to perform, legal or accounting
                               services on behalf of Mall I Owner,
                               such charges shall be paid for by Mall I Owner in
                               an amount equal to the actual out-of-pocket costs
                               incurred by H/C I Owner on account of such
                               services. If the legal or accounting services
                               benefit more than one Owner, the costs shall be
                               divided equally among the Owners.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
Electric Substation capital    15% of all such expenditures.           15% of all capital expenditures
expenditures (I.E.,                                                    related to the Phase II Electrical
              ----
expenditures that, under                                               Substation, excluding the initial
generally accepted                                                     cost of construction, if any.
accounting principles
consistently applied, cannot
be expensed in the year in
which they are incurred)
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
Fire Suppression/Sprinkler     100% of all costs incurred by H/C I     Same as Mall I Owner's Share.
Systems                        Owner in connection with its
                               obligations under Section 1(b) of Article V, to
                               the extent such obligations relate to those
                               portions of all fire suppression systems
                               (including sprinklers) located within the Mall I
                               Space.
------------------------------ --------------------------------------- --------------------------------------
------------------------------ --------------------------------------- --------------------------------------
All costs and expenses         100% of such costs.                     Same as Mall I Owner's Share.
caused by, attributable to
or necessitated by (i) Mall
I Owner's or any Mall I Occupant's moving property in or out of the Mall I Space or installation or removal of furniture, fixtures or other property, (ii) the performance by Mall I Owner or any Mall I Occupant of any Alterations, (iii) the
negligence or willful misconduct of Mall I Owner or any Mall I Occupant or the agents, employees, contractors, invitees and other Permittees of either of them,
(iv) any breach by Mall I Owner of the Agreement, or (v) any breach by any Phase
I Mall Tenant of its Lease.
------------------------------ --------------------------------------- --------------------------------------


NOTES:

*Whenever any definite amount (subject to CPI Adjustment or any other adjustment) is set forth on this chart as a payment for a certain category of expenses, such amount (adjusted for CPI or as otherwise adjusted) shall be due and payable by Mall I Owner to H/C I Owner without regard to the amount actually incurred by H/C I Owner in respect of that category of expenses (and thus, no Supporting Documentation pursuant to Section 3(e) of Article V shall be required to be provided in connection therewith).

**All specified amounts in Schedule II shall be appropriately pro-rated for 2004 (except for purposes of calculating future CPI Adjustments).

                  ***"CPI ADJUSTMENT," as used on this Schedule II, shall be calculated as follows: Each specified dollar amount that is subject to CPI Adjustment shall be adjusted as of the first day of each Accounting Period, beginning with the 2005 Accounting Period, by multiplying such dollar amount (as it may have previously been adjusted pursuant to this sentence) by the percentage that is the sum of (x) one hundred percent (100%), plus (y) one hundred percent (100%) of the CPI Increase (as defined in the following sentence). "CPI INCREASE" shall mean the percentage increase or decrease, if any, that has occurred in the CPI from the calendar month which is sixteen months prior to the calendar month in which the applicable Accounting Period begins to the calendar month which is four months prior to the calendar month in which the applicable Accounting Period begins. (For example, if a CPI Adjustment is being calculated for the Accounting Period that begins January 1, 2007, the CPI Increase would be the percentage increase that has occurred in the CPI from September, 2005 to September, 2006). As so adjusted, such amount will be utilized until the next CPI Adjustment is calculated as of the first day of the next Accounting Period. "CPI" means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items 1982-1984=100, or any successor thereto appropriately adjusted. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as the parties hereto reasonably agree upon (or, if they cannot so agree, such other index as the Independent Expert shall determine in accordance with Article 9), as appropriately adjusted, shall be substituted for the Consumer Price Index.


****Only applicable during the Sempra Term.

                                  SCHEDULE "16"

                             MASTER LEASE AGREEMENT

                             Schedule "16" - Page 1

                                  SCHEDULE "17"

                              INTENTIONALLY OMITTED

                             Schedule "17" - Page 1

                                  SCHEDULE "18"

                                     LEASES

No third party has a right, option or election to lease space in the Phase II Mall other than those rights, options or elections contained in "Leases" (as defined in the Phase I Mall Sale Agreement).

                             Schedule "18" - Page 1

                                  SCHEDULE "19"

                           GAMING PROVISION FOR LEASES

                  "Tenant acknowledges that Landlord and the Lido Casino Resort, LLC and their affiliates are businesses that are or may be subject to privileged licenses issued by governmental authorities relating to casino gaming ("GAMING AUTHORITIES"). If a corporation, Tenant shall disclose the names of all officers and directors of Tenant, and unless a publicly traded corporation on a national stock exchange, Tenant shall disclose to Landlord all ownership interests in Tenant and all lenders or sources of financing. If requested to do so by Landlord, Tenant shall obtain any license, qualification, clearance or the like which shall be requested or required of Tenant by any Gaming Authority or any regulatory authority having jurisdiction over Landlord or any affiliate of Landlord. If Tenant fails to satisfy such requirement or if Landlord or any affiliate of Landlord is directed to cease business with Tenant by any such authority, or if Landlord shall in good faith determine, in Landlord's reasonable judgment, that Tenant, or any of its officers, directors, employees, agents, designees or representatives, or partner, owner, member, or shareholder, or any lender or financial participant (a) is or might be engaged in, or is about to be engaged in, any activity or activities, or (b) was or is involved in any relationship, either of which could or does jeopardize Landlord's business, reputation or such licenses, or those of its affiliates, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, then Tenant shall immediately (i) terminate any relationship with the individual or entity which is the source of the problem, or (ii) cease the activity creating the problem. If Tenant does not comply with item (i) or (ii) above, then Landlord
(x) may require Tenant to specifically perform such obligation (the parties recognizing that damages or other remedies would be inadequate under the circumstances) or (y) may terminate this Lease without liability to either party; provided, however, if any matter described herein is reasonably susceptible to cure, Tenant shall have a reasonable time within which to effect such cure (but in no event longer than the time available to fully comply with any requirement imposed by any Gaming Authority or any other Requirement) and Landlord shall not have the right to terminate this Lease during such cure period."


                             Schedule "19" - Page 1

                                  SCHEDULE "20"

                           WORK CONTINUATION AGREEMENT


                             Schedule "20" - Page 1

                                    EXHIBIT A

                               STANDARDS DOCUMENT



                               Exhibit A - Page 2

                                    EXHIBIT B

                     DEVELOPER'S REPRESENTATION CERTIFICATE

                  LIDO CASINO RESORT, LLC, a Nevada limited liability company with an office at 3355 Las Vegas Boulevard South, Room 1C, Las Vegas, NV 89109 ("DEVELOPER"), hereby certifies that the representations and warranties of the undersigned set forth in Section 15.1 of the Agreement by and between Developer, as Developer, and GGP LIMITED PARTNERSHIP, as Mall II Buyer, dated as ___________, 2004 (the "Agreement") are true and correct in all material respects as of the date hereof [, except that ]. This certificate is made subject to the limitations on scope, liability and survival, limitations on Developer's knowledge and other matters regarding Developer's representations and warranties set forth in the Agreement (including, without limitation, in Sections 15.10 and 15.12 and the definition of "knowledge" or "notice").
                  Executed as of this         day of _________, 2004.
                                      -------


             LIDO CASINO RESORT, LLC

             By:  Lido Casino Resort Holding Company, LLC

                  By:  Lido Intermediate Holding Company, LLC

                       By:  Venetian Casino Resort, LLC

                            By:   Las Vegas Sands, Inc.


                                  By:
                                       --------------------------------------
                                       Name:
                                       Title:



                               Exhibit B - Page 1